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                           RECAPITALIZATION AGREEMENT


                                  BY AND AMONG

                              GTCR FUND VI, L.P.,

                              GTCR ASSOCIATES VI,

                         GTCR VI EXECUTIVE FUND, L.P.,

                      FIRST UNION CAPITAL PARTNERS, INC.,

                        METAMOR SOFTWARE SOLUTIONS, INC.

                                      AND

                            METAMOR WORLDWIDE, INC.



                           DATED AS OF AUGUST 6, 1999




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                           RECAPITALIZATION AGREEMENT
                               TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I RECAPITALIZATION TRANSACTIONS; CLOSING ....................................................................... 2

         1.1    Recapitalization Transactions .......................................................................... 2

         1.2    Additional Investment Transactions ..................................................................... 3

         1.3    Redemption Consideration Adjustments ................................................................... 6

         1.4    Closing Transactions ................................................................................... 8

ARTICLE II CONDITIONS TO CLOSING ....................................................................................... 9
         2.1    Conditions to the Investors' Obligations ............................................................... 9
         2.2    Conditions to the Company's and Stockholder's Obligation  ..............................................12

ARTICLE  IIICOVENANTS PRIOR TO CLOSING .................................................................................14
         3.1    Affirmative Covenants of the Company ...................................................................14
         3.2    Negative Covenants of the Company ......................................................................15
         3.3    Covenants of the Investors .............................................................................16

ARTICLE IV COVENANTS FOLLOWING CLOSING .................................................................................16
         4.1    Financial Statements and Other Information .............................................................16
         4.2    Inspection of Property .................................................................................18
         4.3    Restrictions ...........................................................................................18
         4.4    Affirmative Covenants ..................................................................................20
         4.5    Current Public Information .............................................................................21
         4.6    Amendment of Other Transaction Documents ...............................................................21
         4.7    Public Disclosures .....................................................................................22
         4.8    Unrelated Business Taxable Income ......................................................................22
         4.9    Hart-Scott-Rodino Compliance ...........................................................................22

ARTICLE V REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY ........................................................22
         5.1    Organization and Corporate Power .......................................................................23
         5.2    Authorization of Transactions  .........................................................................23
         5.3    Capitalization .........................................................................................23
         5.4    Subsidiaries; Investments ..............................................................................24
         5.5    Absence of Conflicts ...................................................................................24
         5.6    Financial Statements and Related Matters ...............................................................25
         5.7    Absence of Undisclosed Liabilities .....................................................................25
         5.8    Absence of Certain Developments  .......................................................................26
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         5.9     Assets ................................................................................................28
         5.10    Title to Properties  ..................................................................................28
         5.11    Taxes  ................................................................................................29
         5.12    Contracts and Commitments  ............................................................................31
         5.13    Proprietary Rights ....................................................................................33
         5.14    Litigation; Proceedings  ..............................................................................34
         5.15    Brokerage  ............................................................................................35
         5.16    Governmental Licenses and Permits  ....................................................................35
         5.17    Employees and Contractors  ............................................................................35
         5.18    Employee Benefit Matters ..............................................................................36
         5.19    Insurance  ............................................................................................37
         5.20    Officers and Directors; Bank Accounts  ................................................................38
         5.21    Affiliate Transactions ................................................................................38
         5.22    Compliance with Laws ..................................................................................38
         5.23    Environmental Matters  ................................................................................38
         5.24    Powers of Attorney; Guarantees ........................................................................39
         5.25    Names and Locations  ..................................................................................40
         5.26    Closing Date ..........................................................................................40

ARTICLE VI REPRESENTATIONS AND WARRANTIES CONCERNING THE STOCKHOLDER ...................................................40
         6.1     Authorization of Transactions  ........................................................................40
         6.2     Absence of Conflicts ..................................................................................40
         6.3     Litigation ............................................................................................41
         6.4     Shares ................................................................................................41
         6.5     Taxes  ................................................................................................41
         6.6     Closing Date ..........................................................................................41

ARTICLE VII REPRESENTATIONS AND WARRANTIES CONCERNING THE INVESTORS ....................................................42
         7.1     Organization and Corporate Power ......................................................................42
         7.2     Authorization  ........................................................................................42
         7.3     Governmental Authorities and Consents  ................................................................42
         7.4     Absence of Conflicts ..................................................................................42
         7.5     Litigation ............................................................................................43
         7.6     Brokerage  ............................................................................................43
         7.7     Investment Representations ............................................................................43
         7.8     Closing Date ..........................................................................................43
         7.9     No Additional Representations  ........................................................................43

ARTICLE VIII TERMINATION ...............................................................................................44
         8.1     Termination  ..........................................................................................44
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
         8.2     Effect of Termination  ................................................................................44

ARTICLE IXADDITIONAL AGREEMENTS ........................................................................................44
         9.1     Survival ..............................................................................................44
         9.2     Continuing Assistance  ................................................................................45
         9.3     Tax Matters  ..........................................................................................45
         9.4     Press Releases and Announcements ......................................................................47
         9.5     Further Transfers  ....................................................................................47
         9.6     Expenses ..............................................................................................47
         9.7     Exclusivity  ..........................................................................................48
         9.8     Books and Records  ....................................................................................48
         9.9     Nonsolicitation and Confidentiality  ..................................................................49
         9.10    Transfer of Restricted Securities  ....................................................................50
         9.11    Earnout Payments ......................................................................................51
         9.12    Continuing Relationship  ..............................................................................51
         9.13    Financial Information  ................................................................................52
         9.14    Use of Metamor Name  ..................................................................................53
         9.15    [INTENTIONALLY OMITTED]  ..............................................................................53
                 -----------------

ARTICLE X DEFINITIONS  .................................................................................................55
         10.1    Definitions  ..........................................................................................55

ARTICLE XIMISCELLANEOUS ................................................................................................61
         11.1    Amendment and Waiver ..................................................................................61
         11.2    Notices  ..............................................................................................62
         11.3    Binding Agreement; Assignment  ........................................................................64
         11.4    Severability ..........................................................................................65
         11.5    No Strict Construction ................................................................................65
         11.6    Captions ..............................................................................................65
         11.7    Entire Agreement ......................................................................................65
         11.8    Counterparts ..........................................................................................65
         11.9    Governing Law  ........................................................................................65
         11.10   Parties in Interest  ..................................................................................65
         11.11   Jonathan Sacks ........................................................................................65
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                                LIST OF EXHIBITS

Exhibit A        -        Amended and Restated Certificate of Incorporation
Exhibit B        -        Stockholders Agreement
Exhibit C        -        Registration Agreement


                               INDEX OF SCHEDULES

Schedule of Investors
Organization Schedule
Capitalization Schedule
Subsidiaries Schedule
Conflicts Schedule
Financial Statements Schedule
Receivables Schedule
Undisclosed Liabilities Schedule
Developments Schedule
Assets Schedule
Real Property Schedule
Leases Schedule
Taxes Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Permits Schedule
Employees and Contractors Schedule
Benefit Plans Schedule
Insurance Schedule
Officers, Directors and Bank Accounts Schedule
Affiliated Transactions Schedule
Environmental Schedule
Names and Locations Schedule
Nonsolicitation Schedule




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                           RECAPITALIZATION AGREEMENT


                 THIS RECAPITALIZATION AGREEMENT (this "Agreement") is made as of August 6, 1999, by and among Metamor Software Solutions, Inc., a New York corporation (the "Company"), Metamor Worldwide, Inc., a Delaware corporation
(the "Stockholder"), GTCR Fund VI, L.P., a Delaware limited partnership
("GTCR"), GTCR VI Executive Fund, L.P., a Delaware limited partnership (the
"Executive Fund"), GTCR Associates VI, a Delaware general partnership
("Associates" and, together with GTCR and the Executive Fund, the "GTCR
Investors"), First Union Capital Partners, Inc., a Delaware corporation ("First
Union") and the other entities set forth on the Schedule of Investors attached hereto (together with First Union, the "Co-Investors" and, together with the GTCR Investors and First Union, the "Investors"). The Company, the Stockholder and the Investors are referred to herein collectively as the "Parties" and individually as a "Party." Certain capitalized terms used herein are defined in
Article X hereof.

                 WHEREAS, the authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $0.01 per share (the "Old
Common Stock"), of which 10,000,000 shares are issued and outstanding;

                 WHEREAS, the Stockholder owns beneficially and of record 100% of the issued and outstanding shares of the Old Common Stock;

                 WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Stockholder desires the Company to redeem certain of its shares of Old Common Stock;

                 WHEREAS, the Company desires to reconstitute its capital structure through (a) the filing of an amended and restated Certificate of Incorporation in the form of Exhibit A attached hereto (the "Restated
Certificate of Incorporation") which will, among other things, reclassify each issued and outstanding share of the Old Common Stock into 4.05 shares of the Company's Common Stock (the "Common Stock"), 0.02209091 shares of the Company's
Class A Preferred Stock, par value $.01 per share (the "Class A Preferred"), and 0.007695 shares of the Company's Class B Preferred Stock, par value $.01 per share (the "Class B Preferred") (the "Recapitalization"), (b) the issuance and sale of certain new securities to the Investors and (c) the redemption of certain of its outstanding equity securities from the Stockholder; and

                 WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Investors desire to acquire from the Company, and the Company desires to sell to the Investors, shares of Common Stock and Class
B Preferred.




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                 NOW, THEREFORE, for good and valuable consideration, the
receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                     RECAPITALIZATION TRANSACTIONS; CLOSING

                 I.1      RECAPITALIZATION TRANSACTIONS.

                 (a)      Authorizations.

                          (i)     Prior to the Closing, the Company shall
         authorize the filing under the laws of the State of New York of the Restated Certificate of Incorporation.

                          (ii)    Prior to the Closing, the Company shall
         authorize the redemption of 9,320,987.65432 shares of Old Common Stock
         (the "Redemption Shares") from the Stockholder for aggregate consideration consisting of $75,500,000 in cash payable at the Closing
         (the "Redemption Consideration"). The Redemption Consideration is subject to adjustment pursuant to Section 1.3 hereof.

                          (iii)   Prior to the Closing, the Company shall
         authorize the Recapitalization, as a result of which the Stockholder will hold 15,000 shares of Class A Preferred, 5,225 shares of Class B
         Preferred and 2,750,000 shares of Common Stock.

                          (iv)    Prior to the Closing, the Company shall
         authorize the sale to the Investors of 19,916,910 shares of Common
         Stock and 37,842.123 shares of Class B Preferred, to be issued upon the effectiveness of the Restated Certificate of Incorporation, each having the rights and preferences set forth in the Restated
         Certificate of Incorporation.

                          (v)     Prior to the Closing, the Company shall
         authorize the issuance to the Investors pursuant to Sections 1.2(a) and (b) of up to 38,666.186 shares of its Class B Preferred.

                          (vi)    Prior to the Closing, the Company shall
         authorize the issuance to the Stockholder pursuant to Section 1.2(c) of up to 5,338.782 shares of its Class B Preferred.

                 (b)      Redemption, Recapitalization, Sale of Company
Securities. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, the following transactions shall occur in the order set forth below, but shall be deemed to take place simultaneously.




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                          (i)     The Company shall sell to the Investors, and
         the Investors shall purchase from the Company, an aggregate of
         19,916,910 shares of Common Stock at a price of $0.10 per share and
         37,842.123 shares of Class B Preferred at a price of $1,000 per share, for an aggregate purchase price of $39,833.814 (the "Stock Purchase"), with such shares of Common Stock and Class B Preferred to be issued by the Company upon the effectiveness of the Restated Certificate of
         Incorporation.  The number of shares of Common Stock and Class B
         Preferred to be purchased by each Investor and the purchase price to be paid therefor are set forth opposite such Investor's name on the
         Schedule of Investors attached hereto.  The sale of the Common Stock and Class B Preferred to each Investor shall constitute a separate sale hereunder.

                          (ii)    The Stockholder shall surrender its
         Redemption Shares to the Company and shall receive from the Company in exchange therefor the Redemption Consideration (as adjusted pursuant to Section 1.3 below), paid by the Company in cash (the "Redemption").

                          (iii) The Company shall take all necessary and appropriate action to cause the Restated Certificate of Incorporation to be filed.

                          (iv) The Company shall take all necessary and appropriate action to cause the Recapitalization to be effected.

                 I.2      ADDITIONAL INVESTMENT TRANSACTIONS.

                 (a)      GTCR Investors.  The Investors are investing in the
Company for the purpose of owning a substantial business in the software products and systems industry that will make acquisitions from time to time that are synergistic with or otherwise complementary to the existing business of the Company. In addition to their purchase of Common Stock and Class B
Preferred on the date hereof, the GTCR Investors are committing to provide up to $28,999,640 (the "Aggregate Additional GTCR Investment Amount") in equity financing to the Company (A) as the equity portion of the debt and equity financing necessary to fund acquisitions and (B) for other general corporate purposes (including working capital), in each case as approved by the Board of Directors of the Company (the "Board") and the Majority Investors (an "Approved
Use"). In order to implement the foregoing, the GTCR Investors will purchase from time to time after the Closing, upon the written request of the Board in connection with such an Approved Use, shares of Class B Preferred at a price of $1,000 per share (as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events) pursuant to the terms and conditions of this Section 1.2(a). Any investment made pursuant to this
Section 1.2(a) shall be referred to as an "Additional GTCR Investment." Any purchases of Class B Preferred by the GTCR Investors pursuant to this Section
1.2(a) shall be allocated 99.0655% to GTCR, .2243% to Associates and .7102% to the Executive Fund.




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                 (b)      Co-Investors.

                          (i) At any time that the GTCR Investors make an Additional GTCR Investment, each Co-Investor shall purchase from the Company a number of shares of Class B Preferred equal to such Co-
         Investor's Pro Rata Share (as set forth on the Schedule of Investors) of the number of shares of Class B Preferred being purchased by the GTCR Investors at the same price per share and on the same terms. Any investment made pursuant to this Section 1.2(b) shall be referred to as an "Additional Co-Investor Investment" and, collectively with an Additional GTCR Investment, an "Additional Investment").

                          (ii)    In the event that any Co-Investor (a
         "Defaulting Co-Investor") is unable or otherwise does not purchase for any reason (regardless of the existence of any default or breach by the Company or any of its Subsidiaries) the number of shares of the Class B Preferred required to be purchased by it in connection with any Additional Investment, the Investors (and their designees) shall have the right to purchase, in which event such Defaulting Co-Investor and its transferees shall be obligated to sell, all of the shares of Common Stock then held by such Defaulting Co-Investor and its transferees (a "Co-Investor Stock Repurchase"), at a time and place designated by the Company (a "Co-Investor Stock Repurchase Closing").
         In connection with a Co- Investor Stock Repurchase, each Investor
         (other than the Defaulting Investor) may elect to purchase all or any portion of the shares of Common Stock held by the Defaulting Investor and its transferees (the "Defaulting Co- Investor Shares")by giving written notice (the "Defaulting Co-Investor Repurchase Notice") to the
         Company and the Defaulting Co-Investor within 20 days after receipt from the Company of notice of the Co-Investor Stock Repurchase. If the Investors (other than the Defaulting Investor) elect to purchase an aggregate number of shares greater than the amount of Defaulting
         Co-Investor Shares, then the Defaulting Co-Investor Shares shall be allocated among the Investors pro rata based upon the number of shares of Common Stock owned by each Investor on a fully diluted basis. At a Co-Investor Stock Repurchase Closing, the Defaulting Co-Investor and its transferees, as applicable, shall deliver to the Investors duly executed instruments transferring good and marketable title to such shares of Common Stock to the Investors free and clear of all liens and encumbrances, against payment of the Stock Repurchase Price (as defined below) (1) by cashier's or certified check payable to the Defaulting Co-Investor or its transferee, as applicable, (2) by wire transfer of immediately available funds to an account designated by the Defaulting Co-Investor or its transferee, as applicable, or (3) any combination of the foregoing. In the event of a Co-Investor Stock
         Repurchase, the Defaulting Co-Investor shall not thereafter be entitled to purchase, and the Company shall not thereafter be obligated to sell to such Defaulting Co-Investor any shares of Class B
         Preferred.  The repurchase rights of the Investors pursuant to Section
         1.2(b) above are in addition to any and all other rights and remedies which the Company may have at law or in equity as a result of any failure by any Defaulting Co-Investor to purchase the Class B
         Preferred required to be purchased by it from the Company in connection with any Additional Investment or to lend funds to the Company in accordance




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         with the Credit Agreement (subject to the provisions of Section 1.2(b)
         above).  The "Stock Repurchase Price" of the shares of Common Stock to be sold by a Co-Investor pursuant to Sections 1.2(b) shall be the lower of (i) $0.10 per share and (ii) the Fair Market Value of each share.

                 (c)      The Stockholder.  At the time of the first Additional
GTCR Investment, the Stockholder shall have the option, in its sole discretion, to elect to participate in the Additional Investments (such election to participate, the "Participation Election"). If the Stockholder makes the Participation Election, at any time that the GTCR Investors make an Additional
GTCR Investment, the Stockholder shall purchase from the Company a number of shares of Class B Preferred equal to 18.409822% of the number of shares of Class B Preferred being purchased by the GTCR Investors at the same price per share and on the same terms. Any investment made pursuant to this Section
1.2(c) shall be referred to as an "Additional Stockholder Investment"). In the event that the Stockholder either (i) is unable or otherwise does not purchase for any reason the number of shares of the Class B Preferred required to be purchased by it in connection with any Additional Investment or (ii) does not make a Participation Election, at the time of any Additional GTCR Investment,
(A) the Investors (and their designees) shall have the right to purchase, in which event the Stockholder and its transferees shall be obligated to sell, a number of shares of Common Stock equal to the Stockholder Repurchase Amount (a
"Stockholder Stock Repurchase"), at a time and place designated by GTCR (a
"Stockholder Stock Repurchase Closing") at a price equal to $.10 per share, (B) the Stockholder shall no longer have the right to make any further Additional
Stockholder Investments and (C) for purposes of clause (i) above the Stockholder will thereafter be deemed to be unable to purchase the required shares of Class B Preferred and, as a result, will have additional shares of Common Stock repurchased hereunder at the time of each subsequent Additional
Investment. In connection with a Stockholder Stock Repurchase, each Investor may elect to purchase all or any portion of the Stockholder Repurchase Amount by giving written notice (the "Repurchase Notice") to the Company and the Stockholder within 20 days after receipt from the Company of notice of the Stockholder Stock Repurchase and the Stockholder Repurchase Amount related thereto. If the Investors elect to purchase an aggregate number of shares greater than the Stockholder Repurchase Amount, then the Stockholder Repurchase
Amount shall be allocated among the Investors pro rata based upon the number of shares of Common Stock owned by each Investor on a fully diluted basis. At a Stockholder Stock Repurchase Closing, the Stockholder and its transferees, as applicable, shall deliver to the Investors duly executed instruments transferring good and marketable title to the shares of Common Stock to be repurchased to the Investors free and clear of all liens and encumbrances, against payment of the purchase price for such shares by cashier's or certified check payable to the Stockholder or its transferee, as applicable, or by wire transfer of immediately available funds to an account designated by the Stockholder or its transferee, as applicable.

                 (d) At each closing of the Investors' and the Stockholder's, as applicable, purchase of Class B Preferred pursuant to Sections 1.2(a), 1.2(b) and 1.2(c) (each, a "Stock Closing"), the Company will deliver to each Investor and the Stockholder, as applicable, a certificate




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representing the Class B Preferred to be so purchased by such Investor and the
Stockholder, and each Investor and the Stockholder will deliver to the Company, by wire transfer of immediately available funds, cash in an aggregate amount equal to the purchase price for such shares.

                 (e) At the time of any purchase of Class B Preferred by the Investors pursuant to Sections 1.2(a), 1.2(b) and 1.2(c) , the Investors and the Stockholder, as applicable, shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties and all other information and documentation, in each case as GTCR may reasonably request; provided that such representations and warranties shall be no more expansive or burdensome on the Company than those set forth herein.

                 (f) All rights and obligations of the Investors and the Stockholder with respect to making any Additional Investments or Additional
Stockholder Investments, respectively, shall terminate upon the first to occur of (i) the consummation of a sale of shares of the Company's Common Stock in an underwritten public offering registered under the Securities Act approved by the Board (an "IPO") and (ii) the consummation of a Sale of the Company.

                 I.3      REDEMPTION CONSIDERATION ADJUSTMENTS.

                 (a)      Closing Date Adjustments.  At the Closing, the
Redemption Consideration will be adjusted dollar-for-dollar as set forth in this Section 1.3(a).

                          (i)     Working Capital.  Not more than five (5)
         Business Days, but in no event less than two (2) Business Days, before the Closing Date, the Stockholder and GTCR will, in good faith and in accordance with GAAP, jointly estimate the Working Capital as of the close of business on the day before the Closing Date on a reasonable basis using the Company's then available financial information;
         provided, however, that if the Stockholder and GTCR cannot agree on an estimate of the Working Capital, such estimate will be deemed to be equal to the Working Capital reflected on the Company's most recently prepared month-end balance sheet. The amount of the Working Capital as finally estimated pursuant to this Section 1.3(a)(i), is referred to herein as the "Estimated Working Capital." At the Closing, if the Estimated Working Capital is less than the Target Working Capital, then the Redemption Consideration will be decreased by the amount of such deficiency.

                          (ii)    Indebtedness.   Not more than five (5)
         Business Days, but in no event less than two (2) Business Days, before the Closing Date, the Stockholder and GTCR will, in good faith and in accordance with GAAP, jointly estimate the amount necessary to discharge fully the then outstanding obligations relating to
         Indebtedness of the Company's and its Subsidiaries' (including, without limitation, any accrued interest related thereto and all prepayment penalties and premiums) as of the Closing Date on a reasonable basis using the Company's then available financial information (the "Indebtedness Amount"); provided, however, that if the Stockholder and GTCR cannot agree on an estimate of the
         Indebtedness




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         Amount, such estimate will be deemed to be equal to the average of the
         Stockholder's and GTCR's good faith determinations thereof.  The
         Indebtedness Amount as finally estimated pursuant to this Section
         1.3(a)(ii) is referred to herein as the "Estimated Indebtedness
         Amount." At the Closing, the Redemption Consideration will be decreased dollar-for-dollar by an amount equal to the Estimated
         Indebtedness Amount.

                 (b) Post-Closing Determination. Within sixty (60) days after the Closing Date the Company and its auditors will prepare, and deliver to the Stockholder, an audited balance sheet of the Company (the "Closing
Balance Sheet") as of the Closing Date which will reflect the Company's determination of the Working Capital as of the Closing Date and the Indebtedness Amount as of the Closing Date (the "Draft Computation"). The
Company and its auditors will make available to the Stockholder and its auditors all records and work papers necessary to accurately compute the Working Capital and Indebtedness as of the Closing Date, including without limitation all records and work papers used in preparing the Closing Balance
Sheet and the Draft Computation. If the Stockholder disagrees with the computation of the Working Capital or the Indebtedness Amount reflected on the Draft Computation, the Stockholder may, within sixty (60) days after receipt of the Draft Computation, deliver a notice (an "Objection Notice") to the Company setting forth the Stockholder's calculation of the Working Capital as of the close of business on the day before the Closing Date and the Indebtedness
Amount as of the Closing Date. If the Stockholder does not deliver an Objection Notice within sixty (60) days after receipt of the Draft Computation, then the Draft Computation shall be conclusive and binding upon the Parties.
If the Stockholder has delivered to the Company an Objection Notice, the Company and the Stockholder will use reasonable efforts to resolve any disagreements as to the computation of the Working Capital and the Indebtedness
Amount, but if they do not obtain a final resolution within sixty (60) days after the Company has received the Objection Notice, the Company and the Stockholder will jointly retain an independent accounting firm of recognized national standing (the "Firm") to resolve any remaining disagreements. If the Company and the Stockholder are unable to agree on the choice of the Firm, the Firm will be a "big-five" accounting firm selected by lot (after excluding one firm designated by each of the Company and the Stockholder). The Company and the Stockholder will direct the Firm to render a determination within thirty
(30) days of its retention and the Company, the Stockholder and their respective agents will cooperate with the Firm during its engagement. The
Firm's determination will be based solely on the definitions of Working Capital and Indebtedness Amount included herein. The determination of the Firm will be conclusive and binding upon the Parties. The Company and the Stockholder shall bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. The amount of the Working Capital, as finally determined pursuant to this Section 1.3(b), is referred to herein as the "Actual Working Capital," and the Indebtedness Amount, as finally determined pursuant to this Section 1.3(b), is referred to herein as the "Actual Indebtedness Amount."

                 (c)      Post-Closing Adjustment.




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                 (i)      Payments by the Company.  If the Actual Working
         Capital is greater than the Estimated Working Capital, the Company will, within five (5) Business Days after the determination thereof, pay to the Stockholder an amount equal to the lesser of (A) the Actual
         Working Capital minus the Estimated Working Capital and (B) the amount by which the Redemption Consideration was reduced pursuant to Section
         1.3(a)(i).  If the Actual Indebtedness Amount is less than the
         Estimated Indebtedness Amount, the Company will, within five (5)
         Business Days after the determination thereof, pay to the Stockholder an amount equal to the Estimated Indebtedness Amount minus the Actual
         Indebtedness Amount.

                 (ii)     Payment by the Stockholder.  If the Actual Working
         Capital is less than the Estimated Working Capital, the Stockholder will, within five (5) Business Days after the determination thereof, pay to the Company an amount equal to the Estimated Working Capital minus the Actual Working Capital. If the Actual Indebtedness Amount is greater than the Estimated Indebtedness Amount, the Stockholder will, within five (5) Business Days after the determination thereof, pay to the Company an amount equal to the Actual Indebtedness Amount minus the Estimated Indebtedness Amount.

                 (iii) Dispute. If, pursuant to Section 1.3(b) above, there is a dispute as to the final determination of the Working Capital or the Indebtedness Amount, the Company and the Stockholder shall promptly pay to the other, as appropriate, such amounts as are not in dispute, pending final determination of such dispute pursuant to
         Section 1.3(b).

All amounts payable pursuant to this Section 1.3(c) shall be added together or netted against one another, as applicable, such that only one payment will be made from one Party to another Party and shall be payable by a cashier's or certified check, or by wire transfer of immediately available funds to the accounts designated by the payee.

                 I.4      CLOSING TRANSACTIONS.

                 (a)       Closing.  The closing of each of the
Recapitalization, the Stock Purchase and the Redemption (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive,
Chicago, Illinois 60601, commencing at 9:00 a.m. on the second business day after all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) are satisfied or waived, or at such other place or on such other date as may be mutually agreeable to the Parties. The date and time of the Closing are herein referred to as the "Closing Date."

                 (b)      Closing Transactions.

                 (i) Subject to the conditions set forth in this Agreement, the Parties shall consummate the following transactions
         (the "Closing Transactions") on the Closing Date:




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                          (A)     each Investor shall pay to the Company the
         aggregate purchase price for the Common Stock and Class B Preferred to be purchased by such Investor by wire transfer of immediately available funds to an account designated by the Company;

                          (B) the Stockholder shall deliver to the Company the stock certificates evidencing the Redemption Shares, duly endorsed for transfer or accompanied by duly executed stock powers;

                          (C) the Company shall deliver to the Stockholder by wire transfer of immediately available funds to an account designated by the Stockholder the Redemption Consideration;

                          (D) the Stockholder shall deliver to the Company all appropriate payoff letters (in form and substance satisfactory to GTCR) from holders of any Indebtedness of the Company and its Subsidiaries as are requested by GTCR and shall make arrangements reasonably satisfactory to GTCR for such holders to deliver lien releases and canceled notes at the Closing; and

                          (E)     the Company, the Stockholder and the
         Investors, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article II.

                 (ii) Upon the effectiveness of the Restated Certificate of Incorporation, the Company shall:

                          (A) deliver to the Stockholder stock certificates evidencing the shares of Class A Preferred, Class B Preferred and
         Common Stock into which the Stockholder's Old Common Stock remaining after the Redemption is to be converted in connection with the Recapitalization; and

                          (B) the Company shall deliver to each Investor stock certificates evidencing the shares of Common Stock and Class B
         Preferred to be issued to such Investor in connection with the payment of the purchase price therefor by such Investor pursuant to Section
         1.4(b)(i)(A), registered in the Investor's name.


                                   ARTICLE II
                             CONDITIONS TO CLOSING

                 II.1 CONDITIONS TO THE INVESTORS' OBLIGATIONS. The obligation of each of the Investors to purchase and pay for the Common Stock and Class B Preferred to be purchased by it




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pursuant to the Stock Purchase is subject to the satisfaction of the following conditions as of the Closing Date:

                 (a)      the representations and warranties set forth in
Article V and Article VI hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without (i) regard to any references to "material" or "Material Adverse Effect" in such representations and warranties and (ii) taking into account any disclosures made by the Company or the Stockholder to the Investors pursuant to Sections 3.1(g) or 5.26 hereof or any updates to the Disclosure Schedules delivered pursuant to Section 5.26), except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date);

                 (b) the Company and the Stockholder shall have performed and complied with in all material respects all of the covenants and agreements required to be performed by each of them under this Agreement on or prior to the Closing;

                 (c) the Company's Restated Certificate of Incorporation shall have been filed, shall be in full force and effect under the laws of the State of New York as of the Closing and shall not have been further amended or modified;

                 (d) the Company, the Stockholder and each other holder of Common Stock, Class A Preferred, Class B Preferred or rights to acquire Common
Stock, Class A Preferred or Class B Preferred as of the Closing shall have entered into a stockholders agreement in form and substance substantially as set forth in Exhibit B attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified;

                 (e) the Company, the Stockholder and each other holder of Common Stock, Class A Preferred, Class B Preferred or rights to acquire Common
Stock, Class A Preferred or Class B Preferred as of the Closing shall have entered into a registration agreement in form and substance substantially as set forth in Exhibit C attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified;

                 (f) all consents by third parties that are required for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of, a material default under, a termination or modification of, or any acceleration of, any obligations under any contract to which the Company or any of its Subsidiaries is a party and which is identified with an asterisk (*) on the Contracts Schedule or the Conflicts Schedule shall have been obtained, all on terms reasonably satisfactory to GTCR;




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                 (g)      all governmental filings, authorizations and
approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to GTCR;

                 (h) the Stock Purchase by each of the Investors hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject any Investor to any penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which each of the Investors is subject;

                 (i) the Stockholder shall have simultaneously delivered to the Company the Redemption Shares and shall have received the Redemption
Consideration in exchange therefor in full;

                 (j) the Company shall have simultaneously sold to each Investor the Common Stock and the Class B Preferred to be purchased by such Investor pursuant to the Stock Purchase at the Closing and received payment therefor in full;

                 (k) the applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") shall have expired or been terminated;

                 (l) except as otherwise specified by GTCR, all of the Company's and each of its Subsidiaries' directors and officers shall have resigned and such resignations shall be effective as of the Closing Date;

                 (m) no action, suit, or proceeding shall be pending or threatened before any court or quasi- judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

                 (n) payoff letters as requested by GTCR with respect to certain of the Company's and its Subsidiaries' Indebtedness outstanding as of the Closing and releases of any and all Liens (other than Permitted
Encumbrances) related to such specified payoff letters, including appropriate
UCC termination statements, held by third parties against the property of the Company or any of its Subsidiaries shall have been obtained for release upon payment, all on terms reasonably satisfactory to GTCR;




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                 (o)      the Investors shall have received an opinion, dated
the Closing Date, of Vinson & Elkins L.L.P., counsel to the Company and the
Stockholder, in form and substance satisfactory to the Investors;

                 (p) on or prior to the Closing Date, the Company and the Stockholder shall have delivered to the Investors all of the following:

                          (i) a certificate from an officer of the Company and the Stockholder in a form reasonably satisfactory to GTCR, dated the Closing Date, stating that the preconditions specified in Sections
         2.1(a)-(c), (f), (g), (k) and (l) have been satisfied;

                          (ii) copies of all necessary material third party and governmental consents, approvals, filings, releases and terminations required in connection with the consummation of the transactions contemplated herein;

                          (iii)   copies of the resignations described in
         Section 2.1(k);

                          (iv) certified copies of the resolutions duly adopted by the Company's board of directors and Stockholder authorizing the execution, delivery and performance of this Agreement and each of the transactions contemplated hereby, the Restated
         Certificate of Incorporation, the issuance and sale of the Common
         Stock and the Class B Preferred Stock pursuant to the Stock Purchase and the Redemption; and

                          (v) certificates of the Secretary of State of the State of New York and any other state where the Company or any of its Subsidiaries is qualified to do business providing that the Company or such Subsidiary is in good standing in such state;

                 (q) all debt financing necessary to consummate the transactions contemplated herein and to satisfy the Company's ongoing working capital requirements shall have been obtained; and

                 (r) the Company shall have executed and delivered to First Union:

                          (i)     a Size Status Declaration on Small Business
         Administration ("SBA") Form 480, an Assurance of Compliance on SBA
         Form 652, and Part A of Portfolio Financing Report on SBA Form 1031;
         and

                          (ii) a list of the Company's officers, directors and 10% shareholders immediately after the Closing (listing the number of shares of each class owned by each such shareholder).




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Any condition specified in this Section 2.1 may be waived by the Majority
Investors; provided that no such waiver shall be effective against the Investors unless it is set forth in a writing executed by the Majority
Investors.

                 II.2     CONDITIONS TO THE COMPANY'S AND STOCKHOLDER'S
OBLIGATION. The obligation of the Company and the Stockholder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                 (a)      the representations and warranties set forth in
Article VII shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Investors to the Company and the Stockholder pursuant to Sections 3.3(a) and 7.7 hereof);

                 (b) the Investors shall have performed and complied with in all material respects all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

                 (c) the Investors shall have entered into the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the Closing;

                 (d) the Investors shall have entered into the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing;

                 (e) each Investor shall have purchased the Common Stock and the Class B Preferred to be purchased by such Investor at the Closing;

                 (f) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Stockholder;

                 (g) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

                 (h) the Redemption shall not be prohibited by any applicable law or governmental regulation, shall not subject the Stockholder to any penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted




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                                                                  EXECUTION COPY


by laws and regulations of the jurisdictions to which the Company and the Stockholder are subject; and

                 (i)      the applicable waiting periods, if any, under the HSR
Act shall have expired or been terminated.

Any condition specified in this Section 2.2 may be waived by the Stockholder;
provided that no such waiver shall be effective unless it is set forth in a writing executed by the Stockholder.

                                  ARTICLE III
                           COVENANTS PRIOR TO CLOSING

                 III.1    AFFIRMATIVE COVENANTS OF THE COMPANY.  Prior to the
Closing, unless the Investors otherwise agree in writing and except as expressly contemplated by this Agreement, the Company and each of its Subsidiaries shall, and in the case of Sections 3.1(f), (g), (h) and (l) the Stockholder also shall:

                 (a) conduct its business and operations, including, without limitation, its cash management customs and practices (including, without limitation, the collection of receivables, payment of payables and incurrence of capital expenditures) only in the usual and ordinary course of business consistent with past custom and practice;

                 (b) keep in full force and effect its corporate existence and all rights, franchises and intellectual property relating or pertaining to its business and use its reasonable commercial efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;


                 (c) use its reasonable commercial efforts to carry on the business of the Company and of each of its Subsidiaries in the same manner as presently conducted and to keep the Company's and each of its Subsidiaries' business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

                 (d) maintain the material assets of the Company and each of its Subsidiaries in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with prudent practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Stockholder and the Investors;




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                 (e)      encourage key employees to continue their employment
with the Company and its Subsidiaries after the Closing;

                 (f) maintain the books, accounts and records of the Company and each of its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements;

                 (g) inform (once the Company or the Stockholder obtains knowledge thereof) the Investors in writing of any variances from the representations and warranties contained in Article V or Article VI hereof or any breach of any covenant hereunder by the Company or the Stockholder;
                 (h) cooperate with the Investors and use reasonable commercial efforts to cause the conditions to the Investors' obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all material third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations);

                 (i) maintain the existence of and use reasonable commercial efforts to protect all Proprietary Rights used in the business of the Company and each of its Subsidiaries;

                 (j) maintain the existence of and use reasonable commercial efforts to protect all of the governmental permits, licenses, approvals and other authorizations of the business of the Company and each of its Subsidiaries;

                 (k) comply with all applicable laws, ordinances, and regulations in the operation of the business of the Company and each of its Subsidiaries;

                 (l) cooperate with the Investors in the Investors' investigation of the business and properties of the Company and each of its Subsidiaries, and permit the Investors and their employees, agents, accounting, legal and other authorized representatives to (i) have full access to the premises, books and records of the Company and each of its Subsidiaries at reasonable hours, (ii) visit and inspect any of the properties of the Company and each of its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and each of its Subsidiaries with the directors, officers, partners, key employees, key customers, key sales representatives, key suppliers and independent accountants of the Company and each of its Subsidiaries; in each case after reasonable arrangements for same have been made through the Stockholder's General Counsel or Chief Financial Officer; and

                 (m) use its reasonable commercial efforts to obtain landlord consents and estoppel certificates from the Company's and any of its Subsidiaries' landlords in form and substance satisfactory to GTCR.




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                                                                  EXECUTION COPY


                 III.2    NEGATIVE COVENANTS OF THE COMPANY.  Prior to the
Closing, unless GTCR otherwise agrees in writing and except as expressly contemplated by this Agreement, the Company and each of its Subsidiaries shall not:

                 (a)      take any action that would require disclosure under
Section 5.8 (other than Sections 5.8(a), (i) or (p));

                 (b) other than as contemplated herein, amend the Company's Certificate of Incorporation or by-laws;

                 (c) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the ordinary course of business consistent with past practice and at arm's length with unaffiliated Persons or terminate or modify any contract required to be disclosed on the Contracts Schedule or any Government License, permit or other authorization;

                 (d)      renew any leases for any of its Leased Real Property
(as defined in Section  5.10 below); or

                 (e) change in any material respect any accounting practices, including those relating to the timing of transactions (e.g., the acceleration of delivery of products or services or the recognition of revenue or expenses).

                 III.3 COVENANTS OF THE INVESTORS. Prior to the Closing, each of the Investors shall:

                 (a) promptly (once it obtains knowledge thereof) inform the Stockholder in writing of any variances from the representations and warranties contained in Article VII or any breach of any covenant hereunder by such Investor; and

                 (b) cooperate with Stockholder and use its reasonable commercial efforts to cause the conditions to the Stockholder's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations).

                                   ARTICLE IV
                          COVENANTS FOLLOWING CLOSING

                 IV.1     FINANCIAL STATEMENTS AND OTHER INFORMATION.  The
Company shall deliver (A) to each Investor so long as such Investor owns any Common Stock and/or Class B Preferred, (B) to each holder of at least 15% of the Investor Preferred, (C) to each holder of at least 15% of the Investor
Common and (D) to the Stockholder so long as the Stockholder owns any Class A
Preferred and/or Class B Preferred:




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                 (a)      as soon as available but in any event within thirty
(30) days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its
Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be certified by the Company's chief financial officer;

                 (b) accompanying the financial statements referred to in subparagraph (a), an officer's certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existences thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                 (c) within one hundred five (105) days after the end of the fiscal year of the Company ended December 31, 1999 and within one hundred twenty (120) days after the end of each fiscal year thereafter, consolidating and audited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP and accompanied by (A) with respect to the consolidated portions of such statements (excluding the comparisons to the budget), an opinion of an independent accounting firm of recognized national standing, and (B) a copy of such firm's annual management letter to the Board;

                 (d) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                 (e) at least thirty (30) days prior to the beginning of each fiscal year, an annual budget prepared by the Company's management on a monthly basis for the Company and its Subsidiaries for such fiscal year
(displaying anticipated statements of income and cash flows) which has been approved by the Majority Investors (the "Annual Budget") (provided that the failure or refusal of the Majority Investors to approve the Annual Budget shall not itself cause the Company to be in default of this covenant), and, promptly upon preparation thereof, any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within thirty (30) days after any monthly period in which there is a material adverse deviation from the




                                    - 17 -
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Annual Budget, an officer's certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

                 (f) promptly (but in any event within five (5) business days) after the discovery or receipt of notice of any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                 (g) within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

                 (h) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as the Investors may reasonably request.

The Company's obligations pursuant to this Section 4.1, except with respect to its obligation pursuant to Section 4.1(g) which shall continue, shall terminate upon the earlier of (i) the consummation of an IPO and (ii) the consummation of a Terminating Transaction.

                 IV.2 INSPECTION OF PROPERTY. The Company shall permit any representatives designated by an Investor (so long as such Investor holds any Common Stock or Class B Preferred), any holder of at least 15% of the outstanding Investor Preferred or at least 15% of the outstanding Investor
Common or the Stockholder (so long as the Stockholder owns any Class A
Preferred or Class B Preferred), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants. The Company's obligations pursuant to this Section
4.2 shall terminate upon the earlier of (i) the consummation of an IPO and (ii) the consummation of a Terminating Transaction.




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                 IV.3     RESTRICTIONS.  The Company shall not, without the
prior written consent of the Majority Investors:

                 (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than payments of dividends on, or redemption payments in respect of, the Class A
Preferred and the Class B Preferred pursuant to the terms of this Agreement or the Restated Certificate of Incorporation;

                 (b) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities
(including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities);

                 (c) except as expressly contemplated by this Agreement or the other Transaction Documents, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (A) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (B) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) or rights to acquire any capital stock or equity securities, other than issuances to any Investor or the issuance of capital stock or equity securities by a Subsidiary to the Company or another Subsidiary;

                 (d) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person, except for (A) reasonable advances to employees in the ordinary course of business as well as travel, (B) relocation loans and (C) Investments having a stated maturity no greater than one (1) year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least
"Prime-1" by Moody's Investors Service, Inc. or (4) money market accounts investing in any of the foregoing or in substantially similar investments;

                 (e) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned
Subsidiary);




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                 (f)      sell, lease or otherwise dispose of, or permit any
Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, other than sales of inventory in the ordinary course of business and grants of security interests to secure loans permitted hereunder;

                 (g) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non- corporate entity which is treated as a partnership for federal income tax purposes);

                 (h) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

                 (i) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than a business engaged in the software products and systems industry;

                 (j) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a "Relative") or any entity in which any such Person or individual owns a beneficial interest (a "Related Entity"), except for employment arrangements and benefit programs and except as otherwise expressly contemplated by this Agreement;

                 (k) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or any Subsidiary or (B) the Company's right to perform the provisions of this Agreement, Restated Certificate of Incorporation, the Bylaws or the other Transaction Documents;

                 (l) except as expressly contemplated by this Agreement, make any amendment to the Restated Certificate of Incorporation, or the Bylaws, or file any resolution of the Board with the Secretary of the State of New
York, in each case containing any provisions, which would increase the number of authorized shares of capital stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Common Stock and/or the Class B Preferred under this Agreement, the Restated
Certificate of Incorporation, the Bylaws or the other Transaction Documents; or




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                 (m)      create, incur, assume or suffer to exist, or permit
any Subsidiary to create, incur, assume or suffer to exist any Indebtedness exceeding the amounts approved therefor by the Board in the Annual Budget.

The Company's obligations pursuant to this Section 4.3 shall terminate upon the earlier of (i) the consummation of an IPO and (ii) the consummation of a Terminating Transaction.

                 IV.4     AFFIRMATIVE COVENANTS.  So long as any Investor
Common or Investor Preferred remains outstanding, the Company shall and shall cause each Subsidiary to:

                 (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                 (b) maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements;

                 (c) pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent or penalties accrue thereon) and all material claims for labor, materials or supplies, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

                 (d) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, to the extent to which the failure to so comply would reasonably be expected to have a Material Adverse Effect, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

                 (e) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a Material Adverse Effect;

                 (f) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and

                 (g) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees.




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The Company's obligations pursuant to this Section 4.4 shall terminate upon the earlier of (i) the consummation of an IPO or (ii) the consummation of a Terminating Transaction.

                 IV.5     CURRENT PUBLIC INFORMATION.   At all times after the
Company has filed a registration statement with the Securities and Exchange
Commission pursuant to the requirements of either the Securities Act or the
Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the
rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of
Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission.  Upon request, the
Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

                 IV.6     AMENDMENT OF OTHER TRANSACTION DOCUMENTS.  The
Company shall not amend, modify or waive any material provision of the other
Transaction Documents without the prior written consent of the Majority
Investors, and the Company shall use reasonable efforts to enforce the provisions of each and shall exercise all of its rights and remedies thereunder
(including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the Majority Investors.

                 IV.7 PUBLIC DISCLOSURES. So long as any Investor holds any Common Stock or Class B Preferred, the Company shall not, nor shall it permit any Subsidiary to, disclose an Investor's name or identity as a stockholder of the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Investor, unless such disclosure is required (or reasonably believed to be required) by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Investor describing in reasonable detail the proposed content of such disclosure and shall permit such Investor to reasonably review and comment upon the form and substance of such disclosure.

                 IV.8 UNRELATED BUSINESS TAXABLE INCOME. The Company shall not engage, and shall not permit any Subsidiary to engage, in any transaction which is reasonably likely to cause the Investors or any of the Investors' limited partners which are exempt from taxation under Section 501(a) of the Code, and if applicable, any pension plan that any such limited partner may be a part of, to recognize unrelated business taxable income as defined in Section
512 and Section 514 of the Code.




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                 IV.9     HART-SCOTT-RODINO COMPLIANCE.  In connection with any
transaction in which the Company or any of its Subsidiaries is involved following the Closing, which is required to be reported under the HSR Act, the
Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to be filed by the Company to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby.  The Company shall take all reasonable actions and shall file and use reasonable commercial efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         As a material inducement to the Investors to enter into this Agreement, the Company and the Stockholder hereby represent and warrant that the statements contained in this Article V are true and correct as of the date of this Agreement and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date). In addition, the inclusion of any item on the Disclosure Schedules shall not be a representation by the Company or the Stockholder that such item is material. All of the Disclosure
Schedules are as of the date of this Agreement. The Disclosure Schedules may be supplemented one or more times pursuant to Section 5.26 prior to the date which is two (2) days prior to the Closing Date.

                 V.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to be so qualified would not have a Material Adverse Effect. All jurisdictions in which the Company is qualified to do business are set forth on the "Organization Schedule" attached hereto. The Company has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Company's and each of its Subsidiaries' certificate of incorporation and by-laws have been furnished to the Investors, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company and each of its Subsidiaries have been furnished to the Investors. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its certificate of incorporation or by-laws.

                 V.2 AUTHORIZATION OF TRANSACTIONS. The Company has full power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has duly




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approved the Transaction Documents to which the Company is a party and has duly authorized the execution and delivery of such Transaction Documents and the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated thereby. All
Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

                 V.3 CAPITALIZATION. As of the date hereof and as of the Closing Date, before giving effect to the transactions contemplated herein, the authorized, issued and outstanding stock of the Company consists of 20,000,000 shares of common stock, par value $0.01 per share, of which 10,000,000 shares are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the Stockholder free and clear of all Encumbrances (except for such Encumbrances as shall be released at Closing).
After giving effect to the Recapitalization and the Stock Purchase, all of the issued and outstanding shares of Common Stock, Class A Preferred and Class B
Preferred shall have been duly authorized, validly issued, fully paid, and nonassessable and will not be subject to, nor will they have been issued in violation of, any preemptive rights or rights of first refusal, and will be owned of record and beneficially by the Stockholder free and clear of all Encumbrances (except for such Encumbrances as shall be released at Closing).
Except as disclosed on the "Capitalization Schedule," there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement). Except as disclosed on the Capitalization Schedule, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company or any of its Subsidiaries or any stock or securities convertible or exchangeable for any shares of the Company's or any of its Subsidiaries' capital stock. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.
There are no statutory or contractual preemptive rights, rights of first refusal or similar rights with respect to the issuance or redemption of capital stock of the Company hereunder. The Company has not violated any applicable federal of state securities laws in connection with the offer, sale or issuance of any of its capital stock.

                 V.4      SUBSIDIARIES; INVESTMENTS.  The attached
"Subsidiaries Schedule" correctly sets forth the name of each of the Company's direct or indirect Subsidiaries, the jurisdiction of its organization, the number of authorized, issued and outstanding shares of capital stock or equity interests




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of such Subsidiary and the Persons owning the outstanding capital stock or equity interests of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, possesses all requisite power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except where the failure to so qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares or interests are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares or interests. Except as set forth on the Subsidiaries Schedule, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any shares of stock, equity interest or any other security or interest in any other Person.

                 V.5 ABSENCE OF CONFLICTS. Except as set forth on the "Conflicts Schedule" attached hereto, the execution, delivery and performance of the Transaction Documents by the Company and the Stockholder and the consummation of the transactions contemplated thereby do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of,
(d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Redemption
Shares or the assets of the Company of any of its Subsidiaries or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is bound or affected, or any law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject or any judgment, order or decree to which the Company or any of its Subsidiaries is subject, other than under the HSR Act. Except as set forth on the Conflicts Schedule, no permit, consent, approval or authorization of, declaration to or filing with, or notice to, any governmental authority or any third party is required in connection with the execution, delivery or performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company or any other transactions contemplated hereby or thereby.

                 V.6      FINANCIAL STATEMENTS AND RELATED MATTERS.

                 (a       Financial Statements.  Attached hereto as the
"Financial Statements Schedule" are copies of the Company's and its
Subsidiaries' (i) unaudited consolidated and consolidating balance sheet as of
June 30, 1999 (the "Latest Balance Sheet") and the related statement of income for the six-month period then ended and (ii) unaudited consolidated and consolidating balance sheets and statements of income for the fiscal years ended December 31, 1998 and 1997.  Each of the foregoing financial statements
(including in all cases the notes thereto, if any) (the "Financial Statements")
is accurate and complete, is consistent with the Company's and its
Subsidiaries' books and records (which, in turn, are accurate and complete), presents fairly the Company's and its Subsidiaries' financial condition and results of operations as of the times and for




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the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure.

                 (b       Receivables.

                 (i) Except as set forth on the "Receivables Schedule" attached hereto, all of the Accounts Receivable reflected on the Latest Balance Sheet, and all of the Accounts Receivable to be reflected on the Closing Balance Sheet (i) are properly reflected on the Company's and its Subsidiaries' books and records in accordance with GAAP and (ii) are bona fide Accounts Receivable incurred in the ordinary course of business. Except as set forth on the Receivables
         Schedule, the Company does not have individual Accounts Receivable which are over ninety (90) days past due.

                 (ii) As of the date hereof, except as set forth on the Receivables Schedule, no Person has, and as of the Closing Date, no Person will have, any Lien on any Accounts Receivable or any part thereof, and no agreement for deduction, free services or goods, discount or other deferred price or quantity adjustment will have been made with respect to any such Accounts Receivables, except for such agreements made between Company and its lenders with respect to the financing of the transactions contemplated hereby.

                 V.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the Undisclosed Liabilities Schedule attached hereto, Neither the Company nor any of its Subsidiaries has any material obligations or liabilities
(whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) liabilities and obligations under executory contracts or commitments described on the Contracts Schedule and the Leases Schedule attached hereto or under executory contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities and obligations reflected on the liabilities side of the Latest Balance Sheet (none of which is a liability for breach of contract, breach of warranty, violation or law, tort or infringement or a claim or lawsuit or an environmental liability) and (iii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, violation of law, tort or infringement or a claim or lawsuit or an environmental liability).

                 V.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on the "Developments Schedule" attached hereto and except as expressly contemplated by this Agreement, since the Latest Balance Sheet, neither the Company nor any of its Subsidiaries has:




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                 (a       suffered any change that has had or could reasonably
be expected to have a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of $100,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of its books and records;

                 (b       redeemed or repurchased, directly or indirectly, any
shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security;

                 (c       issued, sold or transferred any equity securities,
any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other of its equity securities;

                 (d       discharged or satisfied any material Lien or
encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practice, or canceled, compromised, waived or released any right or claim;

                 (e       incurred or become subject to any liabilities, except
liabilities incurred in the ordinary course of business consistent with past practice;

                 (f       subjected any portion of its properties or assets to
any Lien (other than Permitted Encumbrances)

                 (g       sold, leased, assigned or transferred (including,
without limitation, transfers to the Stockholder or any Insider) a portion of its tangible assets, except for sales of inventory in the ordinary course of business consistent with past practice, or canceled without fair consideration any material debts or claims owing to or held by it;

                 (h       sold, assigned, licensed or transferred (including,
without limitation, transfers to the Stockholder or any Insider) any
Proprietary Rights owned by, issued to or licensed to it or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all its rights in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

                 (i       entered into, amended or terminated any material
lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the ordinary course of business consistent with past practice;

                 (j       entered into any other material transaction, or
materially changed any business practice;




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                 (k       made or granted any bonus or any wage, salary or
compensation increase to any director, officer, key employee or group of key employees or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except as any such action is reflected in a Plan listed on the Benefits Plan Schedule or in any immaterial employee benefit plan, arrangement or program.

                 (l       made any other change in employment terms for any of
its directors, officers, and key employees outside the ordinary course of business consistent with past practice;

                 (m       conducted its cash management customs and practices
other than in the ordinary course of business consistent with past practice
(including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally);

                 (n       made any capital expenditures or commitments therefor
such that the aggregate outstanding amount of unpaid obligations and commitments with respect thereto shall equal in excess of $100,000 on the
Closing Date;

                 (o       received notification that any of (i) the Company's
or its Subsidiaries' 20 largest customers (based on the most recent annual net revenues) or (ii) the Company's or its Subsidiaries' 20 largest suppliers
(based on the most recent annual net expenditures) will stop or decrease in any material respect the rate of business done with the Company or its
Subsidiaries;

                 (p       made any investment in excess of $50,000 in, any loan
or advance in excess of $50,000 to, any guarantee of an amount in excess of
$50,000 for the benefit of, or any acquisition of the securities or assets of, any other Person or taken any steps to incorporate any Subsidiary, other than intercompany transactions in the ordinary course of business and the acquisition of Vextra Design, Inc.;

                 (q       changed (or authorized any change) in its certificate
of incorporation or by-laws;

                 (r       made charitable contributions, pledges, association
fees or dues in excess of $50,000; or

                 (s       committed to do any of the foregoing.

                 V.9      ASSETS.  Except as set forth on the attached "Assets
Schedule," the Company and each of its Subsidiaries have good and valid title to, or a valid leasehold interest in, the prop-




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erties and assets used by them, located on their premises or shown on the
Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for Permitted Encumbrances and except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance
Sheet. Except as described on the Assets Schedule, the Company's and each of its Subsidiaries' buildings, equipment and other tangible assets are in satisfactory operating condition and are fit for use in the ordinary course of business. Each of the Company and each of its Subsidiaries owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted.

                 V.10     TITLE TO PROPERTIES.

                 (a       Owned Properties. Neither the Company nor any of its
Subsidiaries owns any real property.

                 (b       Leased Properties.  The "Leases Schedule" sets forth
a list of all of the leases, subleases, licenses or other agreements
(collectively, the "Leases") for each parcel of real property in which the
Company or any of its Subsidiaries has a leasehold or subleasehold interest or otherwise uses or occupies (the "Leased Real Property").  The Company has delivered to the Investors true, correct, complete and accurate copies of each of the Leases described in the Leases Schedule.  With respect to each Lease listed on the Leases Schedule:  (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, other than as set forth on the Leases Schedule;
(iii) neither the Company (or its applicable Subsidiary) nor, to the Knowledge of the Company or the Stockholder, any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iv) no party to the Lease has repudiated any provision thereof; (v) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Investors; and (vii) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

                 (c       Real Property Disclosure.  Except as disclosed on the
Leases Schedule, the Leased Real Property constitutes all of the real property leased, used or occupied by the Company and its Subsidiaries and necessary for the conduct of the Company's and its Subsidiaries' businesses as currently conducted.

                 (d       Current Use and Condition and Operation of
Improvements.  To the Knowledge of the Company or the Stockholder, no current use by the Company or its Subsidiary of the Leased Real Properties is dependent on a nonconforming use or other approval from a governmental authority, the absence of which would significantly limit the use of any of the properties or assets in the operation of the business of the Company or any of its
Subsidiaries.  To




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the Knowledge of the Company or the Stockholder, all buildings and all components of all buildings, structures and other improvements included within the Leased Real Property (the "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, air pollution emission capture and abatement, plumbing, electrical, mechanical, sewer, waste water and paving and parking equipment systems and facilities included therein, are in good condition and repair and adequate and safe to operate such facilities as currently used and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated or intended to be used, occupied or operated.

                 V.11     TAXES.  Except as set forth on the attached "Taxes
Schedule," and except for items which are not material,

                 (a       the Company and each of its Subsidiaries has timely
filed all Tax Returns which are required to be filed, and all such Tax Returns are true, complete and accurate in all respects and have been prepared in compliance with applicable law;

                 (b       all Taxes due and payable by the Company and each of
its Subsidiaries, whether or not shown on a Tax Return, have been paid by the
Company or each such Subsidiary and no Taxes are delinquent;

                 (c       the amount accrued as a current liability for Taxes
(excluding any amount recorded which is attributable solely to timing differences between book and Tax income) on the Latest Balance Sheet shall be sufficient to pay in full all Taxes for taxable periods (or portions thereof)
ending on or before the date of the Latest Balance Sheet, whether or not such
Taxes are due on or before such date and, since the date of the Latest Balance
Sheet, neither the Company nor any of its Subsidiaries have incurred any liability for Taxes other than in the ordinary course of business;

                 (d       no deficiency for any amount of Tax which has not
been resolved has been asserted or assessed in writing by a taxing authority against the Company or any of its Subsidiaries, and neither the Company nor the
Stockholder has Knowledge that any such assessment or asserted Tax liability shall be made;

                 (e       there is no action, suit, taxing authority proceeding
or audit now in progress, pending or, to the Knowledge of the Company or the
Stockholder, threatened against or with respect to the Company or any of its
Subsidiaries;

                 (f       there are no liens for Taxes (other than for current
Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries;

                 (g       neither the Company nor any of its Subsidiaries has
(A) waived any statute of limitations, (B) agreed to any extension of the period for assessment or collection or (C) executed




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or filed any power of attorney, in each case with respect to any Taxes which waiver, agreement or power of attorney is currently in force;

                 (h       neither the Company nor any of its Subsidiaries has
been a member of an Affiliated Group (other than the Affiliated Group as to which the Stockholder is the common parent), or any similar group defined under local, state or foreign Tax law (other than a group that includes one or more members of the Stockholder's Affiliated Group);

                 (i       neither the Company nor any of its Subsidiaries will
be a party to or bound by any Tax allocation, sharing or similar agreement or arrangement with any Person after the Closing, and neither the Company nor any of its Subsidiaries has a contractual obligation to indemnify any other Person with respect to Taxes;

                 (j       no claim has ever been made in writing by a taxing
authority in a jurisdiction where the Company or any of its Subsidiaries does not pay Taxes or file Tax Returns that the Company or any such Subsidiary is or may be subject to Taxes assessed by such jurisdiction;

                 (k       the Company and each of its Subsidiaries have
withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

                 (l       the Taxes Schedule contains a list of states,
territories and jurisdictions (whether foreign or domestic) in which the
Company and each of its Subsidiaries files Tax Returns relating to their respective businesses;

                 (m       neither the Company nor any of its Subsidiaries will
be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date that is attributable to any taxable period (or portion thereof) ending on or before the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any "closing agreement," as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), entered into on or before the Closing Date, (iii) any installment sale made on or before the Closing Date, or (iv) any deferred intercompany gain described in Treasury Regulation Section 1.15102-13 or any excess loss account described in Treasury Regulation Section 1.1502-19 and
1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law) arising on or before the
Closing Date; and

                 (n       neither the Company nor any of its Subsidiaries has
made or has the obligation to make (including, without limitation, with respect to the transactions contemplated hereunder) any payment that could be nondeductible under Section 280 of the Code (or any corresponding provision of state, local or foreign income Tax law).




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                 V.12     CONTRACTS AND COMMITMENTS.

                 (a       Except as specifically contemplated by this Agreement
and except as set forth on the Contracts Schedule attached hereto or on the
Benefit Plans Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, whether written or oral, any:

                 (i0      collective bargaining agreement or contract with any
         labor union;

                 (ii0     contract for the employment of any officer or key
         employee or any severance agreements requiring payment of more than three (3) months salary;

                 (iii0    agreement or indenture relating to the borrowing of
         money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

                 (iv0     contract under which the Company or any of its
         Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

                 (v0      agreements with respect to the lending or investing
         of funds;

                 (vi0     agreement under which the Company or any of its
         Subsidiaries has granted any Person any registration rights
         (including, without limitation, demand and piggyback registration rights);

                 (vii0    guaranty of any obligation in excess of $50,000,
         other than endorsements made for collection;

                 (viii0   management, consulting, advertising, marketing,
         promotion, technical services, advisory or other contract or other similar arrangement relating to the design, marketing, promotion, management or operation of the Business requiring payments in excess of $50,000;

                 (ix0     outstanding powers of attorney executed on behalf of
         the Company;

                 (x0      lease or agreement under which it is lessee of, or
         holds or operates, any personal property owned by any other party calling for payments in excess of $50,000 annually;

                 (xi0     lease or agreement under which it is lessor of or
         permits any third party to hold or operate any property, real or personal, owned or controlled by it;




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                 (xii0    contract or group of related contracts with the same
         party continuing over a period of more than six months from the date or dates thereof, not terminable by it on thirty (30) days or less notice without penalties or involving more than $50,000;

                 (xiii0   confidentiality agreement or similar arrangement,
         other than those with employees and customers entered into in the ordinary course of business;

                 (xiv0    contract relating to the supply, sale or distribution
         of the Company's or its Subsidiaries' products or services by a third party;

                 (xv0     contract which prohibits it from freely engaging in
         business anywhere in the world other than customer contracts entered into in the ordinary course of business;

                 (xvi0    other agreement material to it whether or not entered
         into in the ordinary course of business consistent with past practice.

                 (b       Except as disclosed on the Contracts Schedule, (i) no
contract or commitment required to be disclosed on the Contracts Schedule has been breached or canceled by the other party and neither the Company nor the
Stockholder has Knowledge of any anticipated breach by any other party to any contract set forth on the Contracts Schedule, (ii) no customer or supplier has indicated in writing or orally to the Company, any of its Subsidiaries or the
Stockholder that it shall stop or materially decrease the rate of business done with the Company or any of its Subsidiaries or that it desires to renegotiate its contract or current arrangement with the Company or any of its
Subsidiaries, (iii) the Company and each of its Subsidiaries have performed all the material obligations required to be performed by them in connection with the contracts or commitments required to be disclosed on the Contracts Schedule and are not in material default under or in material breach of any contract or commitment required to be disclosed on the Contracts Schedule, and no event has occurred which with the passage of time or the giving of notice or both would result in a material default or material breach thereunder, (iv)  neither the
Company nor any of its Subsidiaries has any present expectation or intention of not fully performing any obligation pursuant to any contract set forth on the
Contracts Schedule, and (v) each agreement is legal, valid, binding, enforceable and in full force and effect and will continue as such following the consummation of the transactions contemplated hereby.

                 (c       The Company has provided the Investors with a true
and correct copy of all written contracts which are required to be disclosed on the Contracts Schedule, in each case together with all amendments, waivers or other changes thereto (all of which are disclosed on the Contracts Schedule).
The Contracts Schedule contains an accurate and complete description of all material terms of all oral contracts referred to therein.  The Company is not a party to any materially adverse or illegal contract or commitment.

                 V.13     PROPRIETARY RIGHTS.




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                 (a       The attached "Proprietary Rights Schedule" contains a
complete and accurate list of all (a) patented or registered Proprietary Rights currently used by the Company or any of its Subsidiaries, (b) pending patent applications and applications for registrations of other Proprietary Rights filed by the Company or any of its Subsidiaries, (c) unregistered trade names, internet domain names and corporate names currently used by the Company or any of its Subsidiaries and (d) unregistered trademarks, service marks, material copyrights and computer software currently used by the Company or any of its
Subsidiaries.  The Proprietary Rights Schedule also contains a complete and accurate list of all material licenses and other rights granted by the Company or any of its Subsidiaries to any third party with respect to any Proprietary
Rights and all material licenses and other rights granted by any third party to the Company or any of its Subsidiaries with respect to any Proprietary Rights, in each case identifying the subject Proprietary Rights.  Except as set forth on the Proprietary Rights Schedule, the Company and each of its Subsidiaries own, free of all Liens (except Permitted Encumbrances), all right, title and interest to, or have the right to use pursuant to a valid written license, all of the items on the Proprietary Rights Schedule and all other Proprietary
Rights necessary for the operation of their businesses as presently conducted
(collectively, the "Company Proprietary Rights") and such rights will be owned or made available for use by the Company and each of its Subsidiaries after the
Closing on terms and conditions substantially identical to those under which they owned or used such rights immediately prior to the Closing.  Except as set forth on the Proprietary Rights Schedule, the loss or expiration of any Company
Proprietary Rights or related group of Proprietary Rights owned or used by the
Company or any of its Subsidiaries has not had a Material Adverse Effect on the
conduct of their businesses and is not pending or, to the Knowledge of the
Company or the Stockholder, threatened.  The Company and its Subsidiaries have taken all reasonably necessary actions to maintain and protect the Company
Proprietary Rights.  To the Knowledge of the Company and the Stockholder, the
owners of any Proprietary Rights licensed to the Company or any of its
Subsidiaries have taken all reasonably necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses.

                 (b       Except as set forth on the Proprietary Rights
Schedule, (i)  there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such Company Proprietary
Rights, and, to the Knowledge of the Company and Stockholder, there are no valid grounds for the same; (ii) to the Knowledge of the Company and the
Stockholder, no Person has infringed, misappropriated or otherwise conflicted with any of the Company Proprietary Rights and neither the Company nor any of its Subsidiaries has received any notices of, and neither the Company nor the
Stockholder is aware of any facts which indicate a likelihood of, any of the foregoing; (iii) neither the Company nor any of its Subsidiaries has infringed, misappropriated or conflicted with and the conduct of its business does not infringe, misappropriate or conflict with any Proprietary Rights of other
Persons in any material respect; and (iv) the Company Proprietary Rights have not been infringed, misappropriated or conflicted by other Persons.  Except as set forth in the Proprietary Rights Schedule, the transactions contemplated by this Agreement shall have no Material Adverse Effect on the Company's right, title and interest in and to the Proprietary Rights listed on the Proprietary
Rights Schedule.  The Company and each of its Subsidiaries has taken reasonable




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actions to maintain and protect their Proprietary Rights and shall continue to maintain and protect those rights prior to the Closing so as to not adversely affect the validity or enforcement of such Company Proprietary Rights.

                 (c       Except as disclosed on the Proprietary Rights
Schedule, none of the computer software, computer firmware, computer hardware
(whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are owned or licensed by the Company or by any of its Subsidiaries or that are designed, developed, implemented or managed by the Company or any of its Subsidiaries in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data or will produce incorrect results in any material respects when processing, providing, and/or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii)
date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                 (d       Except as disclosed on the Proprietary Rights
Schedule, neither the Company nor any of its Subsidiaries have made any representations or warranties regarding the ability of any computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are owned, leased or licensed by the Company or any of its
Subsidiaries or that are designed, developed, implemented, managed, marketed, sold, licensed or leased by the Company or any of its Subsidiaries in the conduct of their respective businesses to process, provide, and/or receive (i)
date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth or twenty-first centuries.

                 V.14 LITIGATION; PROCEEDINGS. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, complaints, charges, proceedings, orders, investigations or claims pending or, to the Knowledge of the Company or the Stockholder, threatened against or affecting the Company, any of its Subsidiaries or the Leased Real Property (or to the Knowledge of the Company or the Stockholder, pending or threatened against or affecting any of the officers, directors or key employees of the Company or any of its Subsidiaries with respect to its businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, complaints, charges, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor have there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Company, any of its Subsidiaries or the Leased Real Property during the past calendar year; and neither the Company nor any of its Subsidiaries is subject to any grievance arbitration proceedings under collective bargaining agreements or otherwise or, to the Knowledge of the Company or the Stockholder, any governmental investigations or inquiries. There exists no writ, injunction, decree, order or judgment outstanding relating to the Company, any of its Subsidiaries or the Leased Real Property.




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                 V.15     BROKERAGE.  Except with respect to amounts for fees
and expenses owed to Morgan Stanley & Co.  Incorporated by the Stockholder and
the Company (which fees and expenses shall be paid by the Stockholder), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, any of its
Subsidiaries or the Stockholder.

                 V.16 GOVERNMENTAL LICENSES AND PERMITS. Except as indicated on the "Permits Schedule," the Company and each of its Subsidiaries own or possess all right, title and interest in and to all of the material permits, certificates of occupancy, franchises, licenses, certificates, registrations, variances, approvals and other authorizations of any governmental entity or subdivision thereof (collectively, the "Licenses") that are necessary to conduct their businesses as presently conducted, including, without limitation, all Licenses required under any federal, state or local law relating to public health and safety, employee health and safety, pollution or protection of the environment. The Company and each of its Subsidiaries are in compliance in all material respects with the terms and conditions of such Licenses and have received no notices that they are in violation of any of the terms or conditions of such Licenses. The Company and each of its Subsidiaries have taken all necessary action to maintain such Licenses. To the Knowledge of the Company and the Stockholder, no loss or expiration of any such License is threatened or pending other than expiration in accordance with the terms thereof. Except as indicated on the Permits Schedule, all of the Licenses shall survive the transactions contemplated hereby.

                 V.17 EMPLOYEES AND CONTRACTORS. Neither the Company nor the Stockholder is aware that any executive employee or key contractor of the Company or any of its Subsidiaries or any group of key employees or key contractors of the Company or any of its Subsidiaries has any plans to terminate employment or contracting with the Company or any of its Subsidiaries, except for those technical services employees and contractors providing services to customers of the Company or its Subsidiaries and for which the Company has listed on the attached Employees and Contractors Schedule the names, customers for whom they work and projected termination dates of those employees and contractors whose services are reasonably expected to terminate within the six (6) month period following the Closing. The Company and its Subsidiaries have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, fair employment laws, safety laws, worker compensation statutes, unemployment laws, immigration/visa regulations (e.g., H-1B), collective bargaining, and the payments of non-wage expense reimbursement), and neither the Company nor any of its Subsidiaries is aware of or has experienced any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). To the Knowledge of the Company or the Stockholder, none of the Company's or its Subsidiaries' employees are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present business activities of the Company or any of its Subsidiaries, except




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for agreements between the Company or its Subsidiaries and agreements with customers of the Company or its Subsidiaries.

                 V.18     EMPLOYEE BENEFIT MATTERS.

                 (a       Notwithstanding any other provision in this Agreement
to the contrary, this Section 5.18 alone shall govern the representations and warranties with respect to employee benefit matters; provided, however, that the representations and warranties in Sections 5.8(k), 5.8(l), 5.12(a)(ii) and
5.17 which relate to employee benefit matters shall be given full force and effect.  The attached "Benefit Plans Schedule" sets forth an accurate and complete list of each "employee benefit plan" (as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")) and each other material employee benefit plan, program or arrangement which as of the Closing Date either (i) is maintained, sponsored, or contributed to by the Company or any of its Subsidiaries, or (ii) with respect to which the Company or any of its Subsidiaries has any material liability.  Each such item which is identified in clause (i) of the preceding sentence and listed on the attached "Benefit Plans Schedule" is referred to herein as a "Plan" and collectively as the "Plans."

                 (b       Neither the Company nor any of its Subsidiaries
maintains, contributes to, or has any liability or potential liability under
(or with respect to) any "defined benefit plan" (as defined in Section 3(35) of
ERISA), or any "multiemployer plan" (as defined in Section 3(37) of ERISA).  No asset of the Company or any of its Subsidiaries is subject to any lien under
ERISA or the Code.  There are no pending or, to the Knowledge of the Company, threatened actions, suits, investigations or claims with respect to any Plan
(other than routine claims for benefits) which could result in material liability to the Company or any of its Subsidiaries.

                 (c       Except to the extent that such Plan is within the
remedial amendment period for obtaining such determination, each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Plan is so qualified, and to the Knowledge of the Stockholder, nothing has occurred since the date of such determination that could materially adversely affect the qualified status of such Plan.

                 (d       Each of the Plans and all related trusts have been
maintained, funded and administered in substantial compliance with their terms and in material compliance with the applicable provisions of ERISA, the Code, and any other applicable laws.  With respect to each Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

                 (e) None of the Company, its Subsidiaries, or, to the Knowledge of the Company, any other "disqualified person" (within the meaning of Section 4975 of the Code) or any "party in interest" (within the meaning of
Section 3(14) of ERISA) has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect




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to any of the Plans which could subject the Company or any of its Subsidiaries to a penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code.

                 (f) Each Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or
Section 4980B of the Code ("COBRA") has been administered in substantial compliance with such requirements. No Plan provides medical or life or other welfare benefits to any retired or terminated employee (or any dependent thereof) of the Company or any of its Subsidiaries other than as required pursuant to COBRA.

                 (g) With respect to each Plan, the Stockholder has provided the Investors with true, complete and correct copies of (to the extent applicable and in the possession of the Stockholder, the Company or any of its Subsidiaries and requested by Investors): (i) all documents pursuant to which the Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service (with applicable attachments); and (iii) the most recent determination letter received from the Internal Revenue Service.

                 (h) Neither the Company nor any of its Subsidiaries has any material liability with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code with any trade, business or entity other than the Company and its Subsidiaries. For purposes of this subsection (h), the term "liability" refers only to (i) any lien under the ERISA or the Code,
(ii) any liability under Title IV of ERISA or to the Pension Benefit Guaranty
Corporation, (iii) any withdrawal liability under Title IV of ERISA with respect to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), and (iv) any liability under COBRA.

                 V.19 INSURANCE. The "Insurance Schedule" attached hereto lists and briefly describes each insurance policy maintained by the Company and each of its Subsidiaries with respect to its properties, assets and business, together with a claims history for the past year. All of such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies and neither the Company nor any of its Subsidiaries has been denied insurance coverage. Except as set forth on the Insurance Schedule, neither the Company nor any of its Subsidiaries has any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all liabilities required to be set forth thereon under GAAP with respect to self-insurance or coinsurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to self-insurance or coinsurance programs.

                 V.20     OFFICERS AND DIRECTORS; BANK ACCOUNTS.  The
"Officers, Directors and Bank Accounts Schedule" attached hereto lists all officers and directors of the Company and each of its




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Subsidiaries, and all bank accounts, safety deposit boxes and lock boxes
(designating each authorized signatory with respect thereto) for the Company and each of its Subsidiaries.

                 V.21 AFFILIATE TRANSACTIONS. Except as disclosed on the "Affiliated Transactions Schedule" attached hereto, no Affiliate is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or which is pertaining to the business of the Company or any of its Subsidiaries or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

                 V.22     COMPLIANCE WITH LAWS.

                 (a) The Company and each of its Subsidiaries have complied with and are in compliance in all material respects with all applicable laws, regulations and ordinances (collectively, "Laws") of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Company's and its Subsidiaries' marketing and sales of its products and services) or Leased Real Property of the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries may be subject, and no claims have been filed against the Company or any of its Subsidiaries alleging a violation of any such Laws, and neither the Company nor any of its Subsidiaries has received notice of any such violations, except as set forth on the Disclosure Schedules.

                 (b) Neither the Company nor any of its Subsidiaries has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments of cash or other consideration, including, without limitation, payments to customers or employees of customers for purposes of doing business with such customers.

                 V.23 ENVIRONMENTAL MATTERS. Except as set forth on the "Environmental Schedule" attached hereto:

                 (a) To the knowledge of the Company and Stockholder, the Company and each of its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor any of its Subsidiaries has received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its Subsidiaries or any of its properties or facilities.

                 (b) Without limiting the generality of the foregoing, the Company and each of its Subsidiaries have obtained and complied in all material respects with, and are currently in compliance in all material respects with, all permits, licenses and other authorizations that may be




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required pursuant to any Environmental and Safety Requirements for the
occupancy of their properties or facilities or the operation of their business.

                 (c) To the knowledge of the Company and Stockholder, neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Company or its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements
(including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                 (d) To the knowledge of the Company and Stockholder, none of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls;
or (iv) landfills.

                 (e) To the knowledge of the Company and Stockholder, neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or any of its Subsidiaries for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other
Environmental and Safety Requirements.

                 (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or any of its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and Safety
Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                 (g) To the knowledge of the Company and Stockholder, neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                 (h) To the knowledge of the Company and Stockholder, no Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.




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                 V.24     POWERS OF ATTORNEY; GUARANTEES.  There are no
outstanding powers of attorney executed on behalf of the Company or any of its
Subsidiaries.  Neither the Company nor or any of its Subsidiaries has provided a Guaranty with respect to or is otherwise liable for any Indebtedness of any other Person.

                 V.25 NAMES AND LOCATIONS. Except as set forth on the Names and Locations Schedule attached hereto, during the five-year period prior to the execution and delivery of this Agreement, neither the Company nor its Subsidiaries has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. Substantially all of the tangible assets and properties of the Company are located at the locations set forth on the Names and Locations
Schedule (which shall include, but not be limited to, any consignment locations).

                 V.26 CLOSING DATE. All of the representations and warranties contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to the Investors are true and correct on the date of this Agreement and shall be true and correct in all material respects on the Closing
Date, except to the extent that the Company or the Stockholder has advised the Investors otherwise in writing prior to the Closing.

                                   ARTICLE VI
           REPRESENTATIONS AND WARRANTIES CONCERNING THE STOCKHOLDER

                 As a material inducement to the Investors to enter into this Agreement, the Stockholder represents and warrants to the Investors that the statements contained in this Article VI are true and correct as of the date of this Agreement and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date).

                 VI.1 AUTHORIZATION OF TRANSACTIONS. The Stockholder has full power, authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which the Stockholder is a party and to perform his obligations hereunder and thereunder. This Agreement and the other documents contemplated hereby to which the Stockholder is a party have been duly approved, executed and delivered by the Stockholder and constitute the valid and binding agreements of the Stockholder, enforceable in accordance with their respective terms.

                 VI.2 ABSENCE OF CONFLICTS. Neither the execution and the delivery of this Agreement and the other documents contemplated hereby to which the Stockholder is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the




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creation of any Lien upon the Company's capital stock owned by the Stockholder, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Stockholder is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which the Stockholder is subject. No notice to, filing with or authorization, consent or approval of any government or governmental agency by the Stockholder is necessary for the consummation of the transactions contemplated by this Agreement and the other documents contemplated hereby to which the Stockholder is a party.

                 VI.3 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to the best of the Stockholder's Knowledge, threatened against or affecting the Stockholder, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Stockholder's performance under this Agreement, the other agreements contemplated hereby to which the Stockholder is a party or the consummation of the transactions contemplated hereby or thereby.

                 VI.4 SHARES. The Stockholder holds of record and owns beneficially 100% of the issued and outstanding shares of Common Stock, free and clear of any Encumbrances and, except as contemplated by this Agreement, shall, upon the filing of the Restated Certificate of Incorporation, hold of record and own beneficially 100% of the issued and outstanding shares of Class
A Preferred, Class B Preferred and Common Stock. The Stockholder is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). The Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

                 VI.5 TAXES. The Stockholder's Affiliated Group has timely filed all income Tax Returns which it is required to file for all Tax periods in which the Company or any of its Subsidiaries was a member of such Affiliated
Group and all such Tax Returns are true, complete and accurate in all material respects and have been prepared in compliance with applicable law. All income
Taxes due and payable by the Stockholder's Affiliated Group have been paid for all Tax periods (or portions thereof) in which the Company or any of its Subsidiaries was a member of such Affiliated Group.

                 VI.6 CLOSING DATE. All of the representations and warranties concerning the Stockholder contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to the Investors are true and correct on the date of this Agreement and shall be true and correct in all material respects on the Closing Date except to the extent that the Stockholder has advised the Investors otherwise in writing prior to the Closing.




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                                  ARTICLE VII
            REPRESENTATIONS AND WARRANTIES CONCERNING THE INVESTORS

                 As a material inducement to the Stockholder and the Company to enter into this Agreement, each Investor hereby represents and warrants as to itself, severally, that:

                 VII.1 ORGANIZATION AND CORPORATE POWER. Such Investor is an entity duly organized, validly existing and in good standing under the laws of its state of organization, with requisite power and authority to enter into this Agreement and the other agreements contemplated hereby to which such Investor is a party and perform its obligations hereunder and thereunder.

                 VII.2 AUTHORIZATION OF TRANSACTION. The Investor has full power, authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which the Investor is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which such Investor is a party have been duly and validly authorized by such Investor, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which such Investor is a party shall when executed constitute, a valid and binding obligation of such Investor, enforceable in accordance with their terms.

                 VII.3 GOVERNMENTAL AUTHORITIES AND CONSENTS. Except with respect to the HSR Act, (a) such Investor is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which such Investor is a party or the consummation of the transactions contemplated hereby or thereby and (b) no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by such Investor in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Investor is a party or the transactions contemplated hereby or thereby.

                 VII.4 ABSENCE OF CONFLICTS. Neither the execution and the delivery of this Agreement and the other documents contemplated hereby to which the Investor is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of,
(d) give any third party the right to terminate or to accelerate any obligation under, or (e) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Investor is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which the Investor is subject.




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                 VII.5    LITIGATION.  There are no actions, suits,
proceedings, orders or investigations pending or, to such Investor's Knowledge, threatened against or affecting such Investor at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect such Investor's performance under this Agreement and the other agreements contemplated hereby to which such Investor is a party or the consummation of the transactions contemplated hereby or thereby.

                 VII.6 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor.


                 VII.7 INVESTMENT REPRESENTATIONS. Such Investor hereby represents that it is acquiring the Restricted Securities purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent such Investor or subsequent holder of any Restricted Securities from transferring such securities in compliance with the provisions of Section 9.10.

                 VII.8 CLOSING DATE. All of the representations and warranties of such Investor contained in this Article VII and elsewhere in this Agreement and all information delivered by such Investor in any schedule, attachment or Exhibit hereto or in any writing delivered to the Stockholder are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that such Investor has advised the Stockholder otherwise in writing prior to the Closing.

                 VII.9 NO ADDITIONAL REPRESENTATIONS. Each Investor acknowledges that it and its representatives have been permitted access to the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company which it and its representatives have desired to or requested to see and/or review, and that it and its representatives have had opportunity to meet with certain officers and employees of the Company to discuss the businesses and assets of the Company. Each Investor acknowledges that none of Stockholder or the Company or any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to such Investor and its representatives, except as expressly set forth in this Agreement or the Disclosure Schedules thereto.

                                  ARTICLE VIII
                                  TERMINATION




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                 VIII.1   TERMINATION.  This Agreement may be terminated at any
time prior to the Closing:

                 (a) by mutual written consent of the Stockholder and GTCR;

                 (b) by the Stockholder or GTCR if there has been a material misrepresentation or breach on the part of the other Party of the representations, warranties or covenants set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party's obligations to consummate the transactions contemplated hereby unless such terminating Party's breach of this Agreement has caused the condition to be unsatisfied; or

                 (c) by the Stockholder or GTCR if the Closing has not occurred on or prior to August 31, 1999; provided, however, that neither GTCR nor the Stockholder shall be entitled to terminate this Agreement pursuant to this Section 8.1(c) if the Investors', on the one hand, or the Company's or the Stockholder's, on the other hand, breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

                 VIII.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Stockholder or GTCR as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Section 9.8 and Article XI shall continue in full force and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE IX
                             ADDITIONAL AGREEMENTS

                 IX.1 SURVIVAL. The representations and warranties contained in Articles V, VI and VII hereof shall not survive the Closing Date;
provided that the representations and warranties contained in Section 5.1
(Organization and Corporate Power), Section 5.2 (Authorization of
Transactions), Section 5.3 (Capitalization), the first sentence of Section 5.4
(Subsidiaries; Investments), Section 6.1 (Authorization of Transactions),
Section 6.4 (Shares) and Section 7.1 (Authorization) hereof shall survive the
Closing Date and the consummation of the transactions contemplated hereby until the day following the expiration of the applicable statute of limitations;
provided further that, such survival shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion.

                 IX.2 CONTINUING ASSISTANCE. The Investors, the Company and the Stockholder agree that they will mutually cooperate in the expeditious filing of all notices, reports and other




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filings with any governmental authority required to be submitted jointly by the
Company and the Stockholder. In addition, in the event that changes are required to be made to the form of the Restated Certificate of Incorporation to satisfy the filing requirements of the State of New York with respect thereto, the Stockholder, the Company and the Investors agree that they will make any such required modifications to the Restated Certificate of Incorporation and have such revised Restated Certificate of Incorporation filed with the Secretary of State of the State of New York. Subsequent to the Closing, the Stockholder and the Company (at their own cost) shall assist each other
(including making records available) in the preparation of their respective Tax
Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested. The Company and the Stockholder will, upon request from the other, use their reasonable commercial efforts to obtain any certificate or other document from any governmental authority or any other Person that may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                 IX.3     TAX MATTERS.

                 (a) Notwithstanding anything to the contrary set forth in this Agreement, the Stockholder shall indemnify and hold harmless the Company and its Subsidiaries from any Taxes determined on a consolidated, combined or unitary basis of any Affiliated Group of which the Company or any of its Subsidiaries is a member at any time prior to the Closing Date (including any Tax attributable to the Company and its Subsidiaries). The Stockholder shall cause the Company and its Subsidiaries to be included in any consolidated, combined or unitary Tax Returns of the Stockholder and its affiliates in accordance with past practice. Taxable income and credits and other tax items of the Company and its Subsidiaries shall be allocated for this purpose based on a closing of the books as of the end of the Closing Date.

                 (b) The Stockholder shall give notice to the Company and to the Investors within thirty (30) days after receipt by the Stockholder's consolidated group of any written notice of proposed adjustment issued by a taxing authority ("NOPA") if the Tax liability of the Company would be materially increased for a period after the Closing should the position set forth in the NOPA be sustained in a final determination.

                 (c) Without the prior written consent (which shall not be unreasonably withheld) of the Majority Investors, neither the Stockholder nor the Company shall make or change any election, change an annual accounting period or file any amended Tax Return (unless the Tax Return to be amended contains an error or is otherwise required to be amended under applicable law) for a period prior to Closing, if such election, change or amendment will cause the Tax liability of the Company to be materially increased for any period after the Closing.

                 (d) The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which




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are filed after the Closing Date (other than income Tax Returns with respect to periods for which the consolidated, unitary and combined income Tax Returns of the Stockholder will include the operations of the Company).

                 (e) The Stockholder shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns with respect to periods for which the consolidated, unitary and combined income Tax Returns of the Stockholder will include the operations of the Company. The Stockholder shall permit the Company to review and comment on each separate Company pro forma
Tax Return which relates to the Company or its Subsidiaries (a "Pro Forma Tax
Return") at least sixty (60) days prior to filing the consolidated, combined or unitary Tax Return to which such Pro Forma Tax Return relates. At least forty-five (45) days prior to filing the Company shall notify the Stockholder of any changes it wishes to make in such Pro Forma Tax Return. If the Stockholder objects to such changes proposed by the Company, the dispute shall be referred to a big-five accounting firm that is not the regular auditor or tax advisor to either the Stockholder or the Company for resolution and such Tax Return shall be filed in accordance with the decision of such accounting firm (the fees and expenses of which shall be shared equally by the Stockholder and the Company). The Tax Returns prepared by the Stockholder pursuant to this
Section 9.3(e) shall be prepared in a manner consistent with past returns and in compliance with applicable law.

                 (f) Any Tax refunds (or amounts credited against Tax) that are received by the Company or the Stockholder's Affiliated Group as a result of the carryback of a post-Closing loss or credit of the Company or any of its Subsidiaries shall be for the account of the Company and shall be promptly paid to the Company. The Stockholder shall use reasonable efforts to claim any such Tax refund or credit.

                 (g) The Investors, the Company and the Stockholder shall cooperate fully, as and to the extent reasonably requested by the other party,
(A) in connection with the filing of Tax Returns pursuant to this Section 9.3 and any audit, litigation or other proceeding with respect to Taxes and (B) in connection with respect to any Tax planning of the Company. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Stockholder agree (A) to retain all books and records in their possession with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Company, any extensions thereof) of such taxable period, and to abide by all record retention agreements entered into with any taxing authority, (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Stockholder, as the case may be, shall allow the other party to take possession of such books and records, (C) to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed




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(including, but not limited to, with respect to the transactions contemplated hereby), and (D) to provide the other party with all information that either party may be required to report pursuant to Code Section 6043 and all Treasury
Department Regulations promulgated thereunder.

                 (h) The Stockholder shall cause all tax-sharing agreements or similar agreements with respect to or involving the Company to be terminated as of the Closing Date in order that, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

                 (i) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Party on which such Taxes are imposed, and such Party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. Any Party required to withhold Taxes described in this paragraph (i) shall be entitled to withhold such amounts as are required under applicable law.

                 IX.4     PRESS RELEASES AND ANNOUNCEMENTS.  Prior to the
Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be subject to the approval by the other Party, which shall not unreasonably be withheld). After the Closing Date, (i) no press releases related to this Agreement and the transactions contemplated herein shall be issued without the consent of the Majority Investors and the Stockholder (which shall not be unreasonably withheld) and (ii) no announcements to the employees, customers or suppliers of the Company shall be issued without the Majority Investors' consent (which shall not be unreasonably withheld).

                 IX.5 FURTHER TRANSFERS. The Stockholder and the Company shall execute and deliver such further instruments of conveyance and transfer and take such additional action as the Investors may reasonably request to effect, consummate, confirm or evidence the Stock Purchase and any other transactions contemplated hereby.

                 IX.6     EXPENSES.

                 (a) If the transactions contemplated hereby are consummated, the Company agrees to pay, and hold the Investors harmless against liability for the payment of, (i) the fees and expenses of the Investors and their counsel, accountants and other representatives and consultants arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including, but not limited to, fees and expenses arising with respect to any due diligence review of the Company, the purchase of capital stock hereunder and subsequent purchase of capital stock pursuant to Section 1.2 hereof), (ii) the fees and expenses of the Investors and their counsel, accountants and other representatives and consultants incurred with respect to any amendments or waivers (whether or not the same become effective)




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under or in respect of this Agreement, the Transaction Documents, the other agreements contemplated hereby and the Restated Certificate of Incorporation and with respect to the negotiation and execution of any other documents which any Investor and the Company may become a parties at any time in the future,
(iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of the Company's capital stock purchased hereunder, (iv) the fees and expenses of the Investors and their counsel, accountants and other representatives and consultants incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, any of the Transaction
Documents or the other agreements contemplated hereby and the Restated
Certificate of Incorporation and the bylaws of the Company and (v) such reasonable travel expenses, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by the Investors, their Affiliates and their Affiliates' directors, officers and employees in connection with any Company-related matters and in connection with the rendering of any other services by the Investors or their Affiliates (including, but not limited to, fees and expenses incurred in attending board of directors or other
Company-related meetings).

                 (b) The Stockholder agrees to pay and hold the Company harmless against liability for (i) all fees and expenses of the Stockholder and the Company and their counsel and other representatives and consultants arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (except with respect to the fees and expenses of the Company in connection with any Additional Purchases) and (ii) all fees and expenses owed to Morgan Stanley
Dean Witter or Morgan Stanley & Co. Incorporated by the Stockholder or the
Company as a result of the consummation of the transactions contemplated hereby.

                 IX.7 EXCLUSIVITY. Until this Agreement is terminated by its terms, neither the Company nor the Stockholder shall (and neither the Company nor the Stockholder shall cause or permit any Affiliate or agent or any other Person acting on behalf of the Stockholder, the Company, or its Affiliates to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of or any equity interest in or (iv) similar transaction or business combination involving the Company or
(b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. The Company and the Stockholder agree that they will discontinue immediately any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Company and the Stockholder shall notify the Investors immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

                 IX.8 BOOKS AND RECORDS. Unless otherwise consented to in writing by the Stockholder or the Company (as the case may be), the Company and the Stockholder will not, for




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a period of seven (7) years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Company in its possession without first offering to surrender to the Stockholder or the Company, as the case may be, such books and records or any portion thereof of which the Stockholder or the Company may intend to destroy, alter or dispose.
The Company and the Stockholder will allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request for during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

                 IX.9 NONSOLICITATION AND CONFIDENTIALITY. In consideration of the mutual covenants provided for herein to the Stockholder at the Closing, the Stockholder agrees that:

                 (a) Nonsolicitation. During the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, in the case of clauses (i) through (iii) below, and the first anniversary of the Closing, in the case of clause (iv) below (the "Nonsolicitation Period"), the Stockholder shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who is listed on Part A of the Nonsolicitation Schedule, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries; provided, however that nothing in this clause (iii) shall prohibit or in any way limit the Stockholder's ability to offer and/or perform services or products to any such parties in the ordinary course of business, or (iv) acquire or attempt to acquire an interest in any business listed in Part B of the Nonsolicitation Schedule; provided that nothing stated herein shall prohibit the Stockholder from general solicitations of employees and customers over any medium not specifically targeted toward the Company, including without limitation newspaper, television, radio, Internet, and similar forms of mass media.

                 (b) Confidentiality. The Stockholder shall treat and hold as confidential any information concerning the business and affairs of the Company and its Subsidiaries that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control. In the event that the Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Stockholder shall notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 9.9(b). If, in the absence of a protec-




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tive order or the receipt of a waiver hereunder, the Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Stockholder may disclose the Confidential Information to the tribunal; provided that such disclosing
Stockholder shall use his or its reasonable commercial efforts to obtain, at the request of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate.

                 (c) Remedy for Breach. The Stockholder acknowledges and agrees that in the event of a breach by the Stockholder of any of the provisions of this Section 9.9, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, the Investors and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

                 (d) Company Nonsolicitation. In consideration of the mutual covenants provided herein to the Company at the Closing, during the period commencing on the date hereof and ending on the second anniversary of the Closing, the Company shall not hire any key employees of Stockholder listed on the Nonsolicitation Schedule.

                 IX.10    TRANSFER OF RESTRICTED SECURITIES.

                 (a) Restricted Securities are transferable only pursuant to (A) public offerings registered under the Securities Act, (B) Rule 144 under the Securities Act (or any similar rule or rules then in force) if such rule is available and (C) subject to the conditions specified in subsection (b) below, any other legally available means of transfer.

                 (b)      In connection with the transfer of any Restricted
Securities (other than a transfer described in clauses (A) or (B) of subsection
(a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities
Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities
Act legend set forth in Section 9.10(d). If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 9.10(b) and Section 9.10(e).




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                 (c)      If any Restricted Securities become eligible for sale
pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 9.10(d) from the certificates for such Restricted Securities.

                 (d)      Each certificate or instrument representing
Restricted Securities shall be imprinted with a legend in substantially the following form:

                 "The securities represented by this certificate were originally issued on [the date of issuance] and have not been registered under the Securities Act of 1933, as amended and may not be sold or transferred in the absence of an effective registration statement under such Act or pursuant to an applicable exemption from registration thereunder. The transfer of the securities represented by this certificate is subject to the conditions specified in the Recapitalization
                 Agreement dated as of August 6, 1999, by and among the issuer
                 (the "Company") and certain other parties, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

                 (e)      Any transfer or attempted transfer of any Restricted
Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Restricted Securities as the owner of such Restricted
Securities for any purpose.

                 IX.11 EARNOUT PAYMENTS. On May 15, 2000, the Stockholder shall pay $3,200,000 to the Company by wire transfer of immediately available funds to an account designated by the Company. The Company shall use the $3,200,000 for the payment of earnouts to former shareholders of its Subsidiaries. The Stockholder shall have no further liability for any earnout payment or liabilities relating to the payment or failure to pay any earnouts based upon the performance of the Company or its Subsidiaries and the Company agrees to indemnify and hold the Stockholder and its officers and directors harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from the failure by the Company to pay any earnout payment.

                 IX.12    CONTINUING RELATIONSHIP.

                 (a) The Stockholder agrees to, and agrees to cause its Subsidiaries to, operate in good faith in respect of existing contracts between the Company and/or its Subsidiaries, on the one hand, and the Stockholder and/or its Subsidiaries, on the other hand.




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                 (b)      In addition to the Stockholder's obligations set
forth in Section 9.12(a) above,  the Stockholder hereby agrees to pay to the
Company (i) on the Closing Date and on the last business day of each month thereafter through December 1999, at least $250,000, (ii) during the period from January 1, 2000 through and including June 30, 2000, at least $750,000, and (iii) during the period from July 1, 2000 through and including December
31, 2000, at least $750,000; provided that the Stockholder shall have no further obligations pursuant to clauses (ii) and (iii) above after the aggregate payments pursuant to such clauses exceeds $1,500,000; provided further, that any Overage Amount during any applicable month shall be carried forward and credited towards the minimum payments for succeeding months during the above commitment period.  In return for the payments set forth in the preceding sentence, the Company and/or its Subsidiaries commit to provide to the Stockholder (or any of its subsidiaries), (x) during the course of each calendar month through December 1999, 2,000 hours per month of standard services at historical billing rates, (y) during the period from January 1,
2000 through and including June 30, 2000, 6,000 hours of standard services at historical billing rates, and (z) during the period from July 1, 2000 through and including December 31, 2000, 6,000 hours of standard services at historical billing rates (it being understood that the Stockholder will use best efforts to spread out the requests for services during the periods referred to in clauses (y) and (z)); provided that such services shall be consistent in nature and scope with past services provided to the Stockholder and its affiliates by the Company; provided further that, during the calendar year 2000, upon the reasonable written request of the Stockholder, the Company will provide such other services to the Stockholder and its affiliates as are consistent in nature and scope with services provided to other third party customers of the
Company; and provided further that to the extent the minimum monthly hours in
1999 are not fully utilized by the Stockholder and the Company and its
Subsidiaries are able to redeploy the personnel that had been dedicated to providing services to the Stockholder and its affiliates (it being understood that the Company and its Subsidiaries will use best efforts to redeploy such personnel), the Company and its Subsidiaries shall carry forward such hours into calendar year 2000 in an amount no greater than the lesser of 35% and the percentage of the personnel that the Company and its Subsidiaries were able to redeploy.  The Company and the Stockholder shall negotiate in good faith to convert the above arrangements to a project basis which will provide the
Company with economically equivalent gross margins.  Within thirty (30) days following the Closing Date, the Company and the Stockholder agree to negotiate in good faith a Master Services Agreement which will, among other things, set forth the protocol pursuant to which the Company and the Stockholder (or its subsidiaries) will interact with respect to the services referred to in the preceding sentence; provided that if the Company and the Stockholder are unable to agree on the terms of such an agreement the Stockholder's obligations under this Section 9.12(b) shall not be affected.  "Overage Amount" means (x) with respect to clause (i) above, the aggregate billable amount of all services provided by the Company and its Subsidiaries to the Stockholder and its
affiliates during an applicable month minus $250,000 and (y) with respect to clause (ii) above, the aggregate billable amount of all services provided by the Company and its Subsidiaries to the Stockholder and its affiliates during the six-month period referred to therein minus $750,000.




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                 IX.13    FINANCIAL INFORMATION.  In the event that the Company
undertakes to consummate a public debt or equity offering, the Stockholder agrees to cooperate with the Company, and cause the Stockholder's auditors to cooperate with the Company, in preparing such financial statements, selected financial data and "Management's Discussion and Analysis of Financial Condition
and Results of Operations" descriptions that the Company requires with respect to periods prior to the Closing Date to comply with the requirements of
Regulation S-X of the Securities Act of 1933, as amended (and any successor regulation(s) thereto) ("Regulation S-X"), and the requirements of Regulation
S-K of the Securities Act of 1933, as amended (and any successor regulation(s)
thereto).  The Company shall be responsible for, or reimburse the Stockholder for, the payment of any reasonable fees and expenses incurred by the
Stockholder in adjusting the Financial Statements to conform with the requirements of Regulation S-X and providing any other assistance to the
Company pursuant to the preceding sentence.

                 IX.14 USE OF METAMOR NAME. The Parties expressly agree that following the Closing Date, the Company shall not retain any right, title or interest in the name "Metamor Software Solutions" (the "Trademark") or the name "Metamor" or employ any other confusingly similar name, trade name, trademark, service mark or logo. The Stockholder hereby grants, and the Company and its Subsidiaries hereby accept, a royalty-free, irrevocable, non-exclusive license (with the right to grant sublicenses) to continue using the Trademark for a period of six (6) months following the Closing Date in a reasonable manner consistent with the Company and its Subsidiaries' usage of the Trademark prior to the Closing Date (the "Field of Use"). The Stockholder covenants and agrees not to use or allow any third party to use the Trademark in the Field of Use during such six (6) month period. Such license shall include the right of the Company and its Subsidiaries to use the Trademark either alone or in combination of or with other names, trade names, trademarks, service marks or logos. Such other names, trade names, trademarks, service marks or logos (other than the Trademark) shall be collectively referred to as the "Other Trademarks." The Company and its Subsidiaries shall own all right, title or interest in the Other Trademarks and shall have the right to continue using the Other Trademarks in their respective businesses at the end of such six (6) month period. At the end of such six (6) month period, the Company and its Subsidiaries shall cease using the Trademark or any other confusingly similar name, trade name, trademark, service mark or logo in connection with any and all aspects of the businesses of the Company and its Subsidiaries, including, without limitation, advertising, marketing, letterheads, invoices, packaging or entity, business or divisional names. After the Closing, the Company will not hold itself out as a "Metamor Worldwide Company;" provided that the Company may continue to use, for a period of forty-five (45) days after the date hereof, the "Metamor Worldwide" name and logo in the Field of Use on its advertising, marketing, letterheads, invoices, packaging and similar materials. For so long as the Company is using the Trademark, each press release issued by the Company shall affirmatively state that the Company is not affiliated with the Stockholder. Notwithstanding anything to the contrary above, the Company shall not use the name "Metamor" or any other confusingly similar name, trade name, trademark, service mark or logo in connection with any offering or sale of securities.

                 IX.15    [INTENTIONALLY OMITTED]




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                 IX.16    REGULATORY ISSUES.

                 (a) Information for SBIC Investors. The Company agrees from time to time to provide First Union promptly upon written request (and in any event within twenty (20) days after receipt of such request), with sufficient information about the Company to permit First Union to comply with its reporting obligations to the SBA under applicable SBA Regulations. "SBIC
Act" means the Small Business Investment Act of 1958, as amended.  "SBA
Regulations" means the regulations issued by the SBA under the SBIC Act, which are generally codified in parts 107 and 121 of the Code of Federal Regulations.

                 (b) Use of Proceeds. The Company agrees to use the proceeds from the sale of the Common Stock to First Union to redeem a portion of its outstanding securities and for general working capital purposes. From time to time at the request of First Union, the Company shall provide to First
Union a certificate executed by the Company's president or chief financial officer describing the use of such proceeds. The Company shall give First
Union and the SBA, upon written request, reasonable access to the Company books and records for the purpose of confirming that such proceeds have been used as represented herein and as set forth on such certificate. In the event of a breach of this covenant, First Union shall have the right (in addition to any other rights and remedies it may have under applicable law) to require rescission of this Agreement and immediate repayment in full of the purchase price of the stock purchased by it hereunder.

                 (c) Business Activity. For a period of one (1) year after the Closing Date, neither the Company nor any of its Subsidiaries (if any) shall change its business activity if such change would render the Company ineligible for an investment by licensed Small Business Investment Company under the SBIC Act and SBA Regulations as in effect on the date hereof. Upon a breach of this covenant, First Union shall be entitled (in addition to any other rights and remedies it may have under applicable law) to require rescission of this Agreement and immediate repayment in full of the purchase price of the stock purchased by it hereunder.

                 (d)      Regulatory Compliance Cooperation.  In the event that
First Union determines that it has a Regulatory Problem (as defined below), First Union shall have the right to transfer its Restricted Securities (subject to the Stockholders Agreement), and the Company shall take all such actions as are reasonably requested in writing by First Union in order to (i) effectuate and facilitate any transfer by First Union of any securities of the Company then held by First Union to any Person designated by First Union (subject to the Stockholders Agreement), (ii) permit First Union to exchange all or any portion of any voting security of the Company then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by First Union in light of regulatory considerations then prevailing, (iii) continue and preserve the respective allocations of the voting interests with respect to the Company arising out of First Union's




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ownership of voting securities and/or provided in the Stockholders Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by First Union to permit any Person(s) designated by First Union and reasonably acceptable to the Company to exercise any voting power which is relinquished by First Union), and (iv) amend this Agreement, the Restated Certificate of Incorporation, the bylaws of the Company and related agreements and instruments to effectuate and reflect the foregoing. The Parties agree to vote their securities in favor of such amendments and actions. For purposes of this Agreement and the Stockholders
Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or First
Union reasonably and in good faith believes that there is a substantial risk of such assertion) that First Union is not entitled to hold, or exercise any significant right with respect to, the Company's securities then held by it.

                                   ARTICLE X
                                  DEFINITIONS

                 X.1 DEFINITIONS. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

                 "Accounts Receivable" shall mean all accounts and commissions receivable, including without limitation, all trade accounts receivable, notes receivable from customers, vendor credits and accounts receivable from employees and all other obligations from customers with respect to sales of goods or services, whether evidenced or not evidenced by a note.

                 "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such first Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

                 "Affiliated Group" means an affiliated group as defined in
Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

                 "Agreement" means this Stock Purchase Agreement, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

                 "BUSINESS DAY" MEANS A DAY OTHER THAN A SATURDAY, SUNDAY OR
OTHER DAY ON WHICH COMMERCIAL BANKS ARE AUTHORIZED OR REQUIRED TO CLOSE UNDER
THE LAWS OF THE UNITED STATES.

                 "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.




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                 "Code" means the United States Internal Revenue Code of 1986, as amended.

                 "Credit Agreement" means that certain credit agreement, dated as of the Closing Date, among the Company, First Union National Bank and the other signatories thereto, as amended from time to time.

                 "Encumbrances" means any Lien, voting agreement, voting trust, proxy, option, right of purchase, right of first refusal, right of first offer, restriction on transfer or any other similar arrangement or restriction of any kind whatsoever.

                 "Environmental Affiliates" of any Person means, with respect to any particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

                 "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

                 "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company, any Subsidiary or the Stockholder or any Environmental Affiliate of the Company, any Subsidiary or the Stockholder arising under any Environmental and Safety
Requirement.

                 "ERISA" shall have the meaning provided in Section 5.18.

                 "Fair Market Value" of each share of Common Stock means the fair value of the Common Stock determined in good faith by the Board (the
"Board Calculation"), subject to the approval of the holders of a majority of the shares of Common Stock subject to a Co-Investor Stock Repurchase or a Stockholder Stock Repurchase, as applicable (which approval shall not be unreasonably withheld). If such holders disapprove of the computation of Fair
Market Value reflected in the Board Calculation, such holders may, within thirty (30) days after receipt of the Board Calculation, deliver a notice (an
"Objection Notice") to the Company setting forth such holders' calculation of Fair Market Value. The Company and such holders will use reasonable efforts to resolve any disagreements as to the computation of Fair Market Value, but if they do not




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obtain a final resolution within thirty (30) days after the Company has received the Objection Notice, the Company and such holders will jointly retain an independent accounting firm of recognized national standing (the "Valuation
Firm") to resolve any remaining disagreements. If the Company and such holders are unable to agree on the choice of the Firm, the Firm will be a "big-five" accounting firm selected by lot (after excluding one firm designated by each of the Company and such holders). The Company and such holders will direct the Valuation Firm to render a determination within thirty (30) days of its retention and the Company, such holders and their respective agents will cooperate with the Valuation Firm during its engagement. The Valuation Firm will consider only those items and amounts in the Board Calculation set forth in the Objection Notice which the Company and such holders are unable to resolve. The determination of the Valuation Firm will be conclusive and binding upon the Company and such holders. The Company and such holders shall bear the costs and expenses of the Valuation Firm based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

                 "GAAP" means United States generally accepted accounting principles.

                 "Guaranty" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guarantees of the payment of dividends or other distributions upon the shares of any other Person.

                 "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than ninety (90) days past due), (iv) any commitment by which a Person assures a creditor against loss
(including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) any intercompany debt or payables owed by the Company to the Stockholder or any of the Stockholder's Affiliates or Subsidiaries and (ix) any accrued interest on any of the foregoing.

                 "Insider" means, any officer, director, stockholder, partner or Affiliate, as applicable, of the Company or any individual related by marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest.




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                 "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii)
any capital contribution by such Person to any other Person.

                 "Investor Common" means (i) the Common Stock issued to the Investors hereunder and (ii) any Common Stock issued or issuable to the Investors with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Common, such shares shall cease to be Investor Common when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

                 "Investor Preferred" means (i) the Class B Preferred issued to the Investors hereunder and (ii) any Class B Preferred issued or issuable to the Investors with respect to the Class B Preferred referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Preferred, such shares shall cease to be Investor Preferred when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act
(or any similar rule then in force).

                 "Knowledge" means, with respect to a Person, the actual knowledge of such Person (which includes the actual knowledge of all officers and directors of such Person).

                 "Liens" means any mortgage, pledge, security interest, claim, encumbrance, lien or charge of any kind (including, without limitation, any option, conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Stockholder or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another
Person (other than any subordination arising in the ordinary course of business).

                 "Majority Investors" means the holders of a majority of the Class B Preferred held by the Investors and, if no Class B Preferred is held by the Investors, the holders of a majority of the Common Stock held by the Investors.

                 "Material Adverse Effect" means any material adverse effect on the business, condition (financial or otherwise), operations, results of operations, employee relations, customer




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or supplier relations, assets, liabilities or future prospects of the Company and of its Subsidiaries, taken as a whole.

                 "Permitted Encumbrances" means (A) statutory liens for current
Taxes or other governmental charges with respect to the Leased Real Property not yet due and payable; (B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries; (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real
Property which are not violated by the current use and operation of the Leased
Real Property; and (D) covenants, conditions, restrictions, easements and other matters of record affecting title to the Leased Real Property which do not unreasonably interfere with the current use, occupancy, or value, or the marketability of title, of the Leased Real Property.

                 "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

                 "Plan" has the meaning set forth in Section 5.18(a).

                 "Proprietary Rights" means all of the following, and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) patents, patent applications, patent disclosures and inventions,
(ii) trademarks, service marks, trade dress, trade names, logos, internet domain names and web sites and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, and (v) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information).

                 "Release" has the meaning set forth in CERCLA.

                 "Restricted Securities" means (i) the Common Stock issued hereunder, (ii) the Class B Preferred issued hereunder, (iii) the Common Stock and Class A Preferred distributed to the Stockholder pursuant to the Reclassification, (iv) the Common Stock outstanding immediately prior to Closing and (v) any securities issued with respect to the securities referred to in clause (i), (ii), (iii) or (iv) by way of a stock dividend or stock split or in connection with a combination of shares,




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recapitalization, merger, consolidation or other reorganization.  As to any particular Restricted Securities, such securities shall cease to be Restricted
Securities when they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 9.10(d) have been delivered by the Company in accordance with Section 9.10(c). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities
Act legend of the character set forth in Section 9.10(d).

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                 "Stockholder Repurchase Amount" means a number of shares of Common Stock equal to the result of (i) 1,266,900 multiplied by (ii) the amount of the applicable Additional GTCR Investment divided by (iii) the Aggregate
Additional GTCR Investment Amount.

                 "Subsidiary" means, with respect to any Person, any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other
Subsidiaries of that Person or a combination thereof, or any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more
Subsidiaries of that Person or a combination thereof.

                 "Substantial Authority" shall have the meaning described in
Section 6662 of the Code, provided that if state, local or foreign Tax law is at issue, Substantial Authority shall continue to have the same meaning, but whether Substantial Authority exists shall be determined in light of relevant state, local or foreign precedent.

                 "Target Working Capital" means $5,642,593.

                 "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.




                                    - 61 -
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                                                                  EXECUTION COPY


                 "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and liability in respect of any tax as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, unitary or similar group.

                 "Terminating Transaction" means any transaction as a result of which the Investors and their Affiliates, in the aggregate, hold a number of shares of Common Stock which is less than 50% of the Common Stock held by the Investors on the date hereof pursuant to the terms of this Agreement (as such numbers of shares of Common Stock are equitably adjusted for any stock split, stock dividend, reclassification or recapitalization).

                 "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

                 "Treasury Regulations" means the United States Treasury
Regulations promulgated pursuant to the Code.

                 "Working Capital" means (i) the aggregate current assets of the Company (excluding cash and cash equivalents) minus (ii) the aggregate current liabilities of the Company (other than accrued interest, the current portion of Indebtedness and Taxes), in each case as of the Closing Date.
Working Capital shall be determined in accordance with GAAP applied in a manner consistent with those used in preparing the Company's December 31, 1998 unaudited balance sheet (the "Year-End Balance Sheet"). If any item on (or which should be reflected on) the Year-End Balance Sheet is not reflected in accordance with GAAP in effect as of the Closing Date (based upon authoritative accounting pronouncements and literature), Working Capital will nonetheless be computed in accordance with GAAP in effect as of the Closing Date. In computing Working Capital, all accounting entries (including all liabilities and accruals) will be taken into account regardless of their amount and all errors and omissions will be corrected and all proper adjustments will be made.

Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

                                   ARTICLE XI
                                 MISCELLANEOUS




                                    - 62 -

                                                                  EXECUTION COPY


                 XI.1 AMENDMENT AND WAIVER. Prior to Closing, this Agreement may only be amended upon the written consent of each of the Parties hereto. Following the Closing, this Agreement may be amended upon the written consent thereto by the Company and the Majority Investors; provided that (a) no amendment to Sections 1.2(c)-(g), 1.3(b) and (c), 9.1 through 9.5, 9.6(b) or 9.8-9.15 which affects a provision relating to the Stockholder shall be effective against the Stockholder without the written consent of the Stockholder, (b) no amendment to Sections 1.2(b) and (d)-(g) which effects a provision relating to any Co-Investor shall be effective against such Co-Investor without the written consent of such Co-Investor and (c) no amendment which adversely effects any Party in a manner different than the other Parties shall be effective against such Party without the written consent of such Party. Any provision of this Agreement may be waived; provided that, unless otherwise set forth herein, any such waiver shall be binding upon a Party only if such waiver is set forth in a writing executed by such Party. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

                 XI.2 NOTICES. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to the Parties shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

            Notices to the Stockholder and, prior to the Closing, the Company:
            -----------------------------------------------------------------

            c/o Metamor Worldwide, Inc.
            4400 Post Oak Parkway, Suite 1100
            Houston, Texas  77027
            Attention:  General Counsel
            Facsimile No.:   (713) 627-1059

                with a copy to:
                --------------

                Vinson & Elkins L.L.P.
                2300 First City Tower
                1001 Fannin
                Houston, Texas  77002-6760
                Attention:   Robert Hatcher
                Facsimile No.:   (713) 758-2346

                                                                  EXECUTION COPY


                          Notices to the Company (post-Closing):
                          -------------------------------------

                          Metamor Software Solutions, Inc.
                          2851 Clover Street
                          Pittsford, New York 14534
                          Attention:  President
                          Facsimile No.:   (716) 586-8034

                              with copies to:
                              --------------

                              GTCR Fund VI, L.P.
                              GTCR Associates VI
                              GTCR Executive Fund VI, L.P.
                              6100 Sears Tower
                              Chicago, Illinois  60606
                              Attention:   Donald Edwards
                                           and Phillip A. Canfield
                              Facsimile No.:   (312) 382-2201

                              and:
                              ---

                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois 60601
                              Attention:   Kevin R. Evanich, P.C.
                                           and Stephen L. Ritchie
                              Facsimile No.:   (312) 861-2200

                              and:
                              ---

                              First Union Capital Partners, Inc.
                              One First Union Center, 5th Floor
                              301 South College Street
                              Charlotte, North Carolina 28288
                              Attention:   Ted A. Gardner
                              Facsimile No.:    (704) 374-6711

                                                                  EXECUTION COPY


                          Notices to the GTCR Investors:
                          -----------------------------

                          GTCR Fund VI, L.P.
                          GTCR Associates VI
                          GTCR Executive Fund VI, L.P.
                          6100 Sears Tower
                          Chicago, Illinois  60606
                          Attention:  Donald Edwards
                                      and Phillip A. Canfield
                          Facsimile No.:   (312) 382-2201

                              with a copy to:
                              --------------

                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois  60601
                              Attention:   Kevin R. Evanich, P.C.
                                           and Stephen L. Ritchie
                              Facsimile No.:   (312) 861-2200

                          Notices to First Union:
                          ----------------------

                          First Union Capital Partners, Inc.
                          One First Union Center, 5th Floor
                          301 South College Street
                          Charlotte, North Carolina 28288
                          Attention:  Ted A. Gardner
                          Facsimile No.:    (704) 374-6711

                              with a copy to:
                              --------------

                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois  60601
                              Attention:   Emile Karafiol
                              Facsimile No.:   (312) 861-2200

                 XI.3 BINDING AGREEMENT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties (except as otherwise provided in this Agreement); provided further that:

                                                                  EXECUTION COPY


                 (a) each Investor may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates;

                 (b) the Company may assign its rights under this Agreement for collateral security purposes to any lender providing financing to the Company or any of its Affiliates and any such lender may exercise all of the rights and remedies of the Company hereunder; and

                 (c) the Company may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Company or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise); provided further, however, that no assignment shall limit assignor's obligations hereunder.

                 XI.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                 XI.5 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any person.

                 XI.6 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

                 XI.7 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

                 XI.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                 XI.9 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision

                                                                  EXECUTION COPY


(whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                 XI.10 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

                 XI.11 JONATHAN SACKS. The Parties recognize and hereby acknowledge that Jonathan Sacks is executing this Agreement and each of the other Transaction Documents to which the Company is a Party solely on behalf of the Company and not in his individual capacity.

                 *          *          *          *          *

                 IN WITNESS WHEREOF, the Parties hereto have executed this Recapitalization Agreement on the date first written above.



                                            METAMOR SOFTWARE SOLUTIONS, INC.

                                            By:
                                                 ----
                                            Name:
                                            Its:


                                            METAMOR WORLDWIDE, INC.

                                            By:
                                                 ----
                                            Name:
                                            Its:


                                            GTCR FUND VI, L.P.

                                            By:  GTCR Partners VI, L.P.
                                            Its: General Partner

                                                 By:  GTCR Golder Rauner, L.L.C.
                                                 Its: General Partner

                                                      By:
                                                         ----------------------
                                                      Name:
                                                      Its:  Principal


                                            GTCR VI EXECUTIVE FUND, L.P.

                                            By:  GTCR Partners VI, L.P.
                                            Its: General Partner

                                                 By:  GTCR Golder Rauner, L.L.C.
                                                 Its: General Partner

                                                      By:
                                                         ----
                                                      Name:
                                                      Its:  Principal

          [CONTINUATION OF RECAPITALIZATION AGREEMENT SIGNATURE PAGE]


                                       GTCR ASSOCIATES VI

                                       By:  GTCR Partners VI, L.P.
                                       Its: General Partner

                                            By:  GTCR Golder Rauner, L.L.C.
                                            Its: General Partner

                                                By:
                                                    ----
                                                Name:
                                                Its:    Principal


                                       FIRST UNION CAPITAL PARTNERS, INC.

                                       By:
                                            ----
                                       Name:
                                       Its:


                                       HELLER FINANCIAL, INC.

                                       By:
                                            ----
                                       Name:
                                       Its:


                                       ANTARES CAPITAL CORPORATION

                                       By:
                                            ----
                                       Name:
                                       Its:


                                       LEASE PLAN NORTH AMERICA, INC.

                                       By:
                                            ----
                                       Name:
                                       Its: